                                                                    Exhibit 99.2

                      ACQUISITION AND EXCHANGE AGREEMENT

                                     AMONG

                                HMT LESSEE LLC,

                       CCMH ATLANTA MARQUIS CORPORATION,

                         CCMH SANTA CLARA CORPORATION,

                        CCMH PROPERTIES II CORPORATION,

                       CCMH DESERT SPRINGS CORPORATION,

                            SDM HOTEL CORPORATION,

                              CCHP I CORPORATION,

                             CCHP II CORPORATION,

                             CCHP III CORPORATION,

                             CCHP IV CORPORATION,

                          CCH MEADOWVALE CORPORATION,

                         CCMH TORONTO EC CORPORATION,

                           CCMH CALGARY CORPORATION,

                        CRESTLINE CAPITAL CORPORATION,

                                      AND

                              HOST MARRIOTT, L.P.

                               TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----
1.   DEFINITIONS........................................................................................................   2

2.   EXCHANGE TRANSACTION; CLOSING; ADJUSTMENTS.........................................................................   10
     2.1.   Acquisition of Interests in Crestline Lessee Parents and Canadian Leases....................................   10
     2.2.   Consideration Payable by HMC TRS............................................................................   11
     2.3.   Post-Closing Adjustments....................................................................................   11
     2.4.   The Closing.................................................................................................   12
     2.5.   Deliveries at the Closing...................................................................................   12

3.   REPRESENTATIONS AND WARRANTIES OF THE CRESTLINE PARTIES............................................................   16
     3.1.   Organization of Crestline Parties, Crestline Lessee Parents and Crestline Lessees...........................   16
     3.2.   Authorization of Transaction; Enforceability................................................................   16
     3.3.   Qualification and Corporate Power of Crestline Lessees......................................................   17
     3.4.   Noncontravention............................................................................................   17
     3.5.   Equity Interests............................................................................................   17
     3.6.   Liabilities.................................................................................................   18
     3.7.   Legal Compliance............................................................................................   18
     3.8.   Permits.....................................................................................................   19
     3.9.   Absence of Defaults; Liens..................................................................................   19
     3.10.  Insurance...................................................................................................   20
     3.11.  Litigation..................................................................................................   20
     3.12.  Intellectual Property.......................................................................................   20
     3.13.  Tax Matters.................................................................................................   20
     3.14.  Casualty; Condemnation......................................................................................   22
     3.15.  Mechanics and Materialmen...................................................................................   22
     3.16.  Brokers' Fees...............................................................................................   23
     3.17.  Personal Property...........................................................................................   23

4.   REPRESENTATIONS AND WARRANTIES OF HMC TRS..........................................................................   23
     4.1.   Organization of HMC TRS Parties.............................................................................   23
     4.2.   Authorization of Transaction; Enforceability................................................................   23
     4.3.   Noncontravention............................................................................................   24
     4.4.   Litigation..................................................................................................   24
     4.5.   Brokers' Fees...............................................................................................   24

5.   PRE-CLOSING COVENANTS..............................................................................................   24
     5.1.  General......................................................................................................   24

     5.2.   Distribution of Excess Cash................................................................................      25
     5.3.   Exchange Under Section 1031................................................................................      26
     5.4.   Notices and Consents.......................................................................................      27
     5.5.   Conduct of Business by Crestline Parties Prior to Closing..................................................      27
     5.6.   Casualty; Condemnation.....................................................................................      29
     5.7.   Notice of Developments; Effect of Disclosure of Breaches of Representations and Warranties on Closing
            Conditions and Indemnification.............................................................................      29
     5.8.   Full Access................................................................................................      30
     5.9.   Maintenance of Business Relationships......................................................................      31
     5.10.  Contribution of Crestline Lessees to Crestline Lessee Parents..............................................      31
     5.11.  Marriott International Release.............................................................................      31

6.   POST-CLOSING COVENANTS............................................................................................      31
     6.1.   General....................................................................................................      31
     6.2.   Delivery of Personal Property..............................................................................      32
     6.3.   Rent Payments; Operating Profit Payments...................................................................      32
     6.4.   Guaranty of Rent, Tenant Operating Profit and Adjustments..................................................      33
     6.5.   Allocation.................................................................................................      34
     6.6.   Post-Closing Accounting and Other Matters..................................................................      34
     6.7.   Liquor Licenses............................................................................................      35
     6.8.   Crestline Corporate Guarantees.............................................................................      36

7.   CONDITIONS TO OBLIGATION TO CLOSE.................................................................................      36
     7.1.   Conditions to Obligation of the Parties....................................................................      36
     7.2.   Conditions to Obligation of HMC TRS........................................................................      36
     7.3.   Conditions to Obligation of the Crestline Transferors......................................................      37
     7.4.   Closing Deliveries of the Crestline Transferors............................................................      38
     7.5.   Closing Deliveries of the Crestline Parties relating to the Canadian Hotel Leases..........................      39
     7.6.   Closing Deliveries of HMC TRS..............................................................................      40

8.   REMEDIES FOR BREACHES OF THIS AGREEMENT...........................................................................      40
     8.1.   Survival of Representations and Warranties.................................................................      40
     8.2.   Indemnification Provisions for Benefit of the HMC TRS Parties..............................................      41
     8.3.   Indemnification Provisions for Benefit of the Crestline Parties............................................      43
     8.4.   Notice; Matters Involving Third Parties....................................................................      43
     8.5.   Determination of Losses....................................................................................      44

9.   TAX MATTERS.......................................................................................................      44
     9.1.  Tax Periods Ending on or Before the Effective Date..........................................................      44

     9.2.   Tax Periods Beginning Before and Ending After the Effective Date...........................................      45
     9.3.   Refunds and Tax Benefits...................................................................................      45
     9.4.   Cooperation on Tax Matters.................................................................................      46
     9.5.   Certain Taxes..............................................................................................      46
     9.6.   Proration of Taxes for Period Including Effective Date.....................................................      46
     9.7.   Method, Timing and Character of Payments Required by This Article 9........................................      47
     9.8.   Section 338(h)(10) Election With Respect to Purchase of the Stock of CCC CMBS Corporation..................      47

10.  TERMINATION.......................................................................................................      47
     10.1.  Termination of Agreement...................................................................................      47
     10.2.  Specific Performance.......................................................................................      48
     10.3.  Effect of Termination......................................................................................      49

11.  MISCELLANEOUS.....................................................................................................      49
     11.1.  Press Releases and Public Announcements....................................................................      49
     11.2.  No Third-Party Beneficiaries...............................................................................      49
     11.3.  Entire Agreement...........................................................................................      49
     11.4.  Succession and Assignment..................................................................................      49
     11.5.  Counterparts...............................................................................................      50
     11.6.  Headings...................................................................................................      50
     11.7.  Notices....................................................................................................      50
     11.8.  Governing Law..............................................................................................      51
     11.9.  Amendments and Waivers.....................................................................................      51
     11.10. Severability...............................................................................................      52
     11.11. Expenses...................................................................................................      52
     11.12. Construction...............................................................................................      52
     11.13. Crestline Guarantee........................................................................................      52
     11.14. Host LP Guarantee..........................................................................................      53
     11.15. Reorganization of Transaction..............................................................................      53

Schedule A - Crestline U.S. Transferors, Crestline Canadian Transferors,
             Crestline Lessees, Hotels, Host Lessors and Hotel Leases
Schedule B - Agreements to be Covered by Host/Crestline Omnibus Termination
             Agreement
Schedule C - Allocation
Schedule D - Crestline Corporate Guarantees
Schedule E - HMC TRS Consents and Approvals
Schedule F - Amendments to Consents and Assignments of Management Agreements and
             Consents and Assignments of License Agreements
Schedule G - Crestline Consents and Approvals

Exhibit A - Form of Assignment of Canadian Hotel Leases and Canadian Hotel Lease
            Related Documents
Exhibit B - Form of Assignment of Management Agreements and Additional Items

                       ACQUISITION AND EXCHANGE AGREEMENT


          THIS ACQUISITION AND EXCHANGE AGREEMENT (this "Agreement") is entered into as of November 13, 2000 among HMT Lessee LLC, a Delaware limited liability company ("HMC TRS"), CCMH Atlanta Marquis Corporation, a Delaware corporation ("CCMH Atlanta"), CCMH Santa Clara Corporation, a Delaware corporation ("CCMH Santa Clara"), CCMH Properties II Corporation, a Delaware corporation ("CCMH Properties II"), CCMH Desert Springs Corporation, a Delaware corporation ("CCMH Desert"), SDM Hotel Corporation, a Delaware corporation ("SDM Hotel"), CCHP I Corporation, a Delaware corporation ("CCHP I"), CCHP II Corporation, a Delaware corporation ("CCHP II"), CCHP III Corporation, a Delaware corporation ("CCHP III"), CCHP IV Corporation, a Delaware corporation ("CCHP IV" and collectively with CCMH Atlanta, CCMH Santa Clara, CCMH Properties II, CCMH Desert, SDM Hotel, CCHP I, CCHP II and CCHP III, the "Crestline U.S. Transferors"), CCH Meadowvale Corporation, a Canadian corporation ("CCH Meadowvale"), CCMH Toronto EC Corporation, a Canadian corporation ("CCMH EC"), CCMH Calgary Corporation, a Canadian corporation ("CCMH Calgary" and collectively with CCH Meadowvale and CCMH EC, the "Crestline Canadian Transferors," and the Crestline U.S. Transferors collectively with the Crestline Canadian Transferors, the "Crestline Transferors"), and, for purposes of Section 3.1, Section 3.2, Section 3.4,
Section 6.4, Section 9.1 and Section 11.13 only, Crestline Capital Corporation, a Maryland corporation ("Crestline," and collectively with the Crestline Transferors, the "Crestline Parties"), and, for purposes of Section 4.1, Section 4.2, Section 4.3, Section 6.4 and Section 11.14 only, Host Marriott, L.P., a Delaware limited partnership ("Host LP," and together with HMC TRS, the "HMC TRS Parties"). The HMC TRS Parties and the Crestline Parties are referred to collectively herein as the "Parties."

          WHEREAS, each Crestline U.S. Transferor owns 100% of the equity interests in the single member limited liability company or companies indicated to be owned by such Crestline U.S. Transferor as set forth on Schedule A
                                                              ----------
attached hereto (the "Crestline Lessees");

          WHEREAS, the Crestline Lessees and the Crestline Canadian Transferors are tenants under leases (the "Hotel Leases") of hotels set forth on Schedule A
                                                                     ----------
(the "Hotels") owned by Host LP or subsidiaries of Host LP (the "Host Lessors") indicated on Schedule A;
             ----------

          WHEREAS, prior to the Closing (as defined herein) and upon the receipt of third party consents, if applicable, each Crestline U.S. Transferor will contribute the equity interests of the Crestline Lessees owned by such Crestline U.S. Transferor to a newly formed single member limited liability company subsidiary of such Crestline U.S. Transferor (each a "Crestline Lessee Parent");

          WHEREAS, certain of the Crestline Lessees and Crestline Canadian Transferors are lessees under the Excess FF&E Leases (as defined in the applicable Hotel Leases) (the "FF&E Leases") pursuant to which the Crestline Lessees and Crestline Canadian Transferors lease certain furniture, fixtures and equipment used at the Hotels;

          WHEREAS, the Crestline U.S. Transferors desire to transfer, and HMC TRS desires to acquire, 100% of the equity interests in the Crestline Lessee Parents;

          WHEREAS, the Crestline Canadian Transferors desire to transfer, and HMC TRS desires to acquire, the Canadian Hotel Lease Assets (as defined herein);

          WHEREAS, in exchange for 100% of the equity interests in the Crestline Lessee Parents and for the Canadian Hotel Leases, the Crestline Transferors desire to receive, and HMC TRS desires to transfer, the Total Cash Amount (as defined herein), with the QI Cash Amount (as defined herein) to be transferred to the QI and to be applied by the QI to acquire and transfer to the Crestline Transferors real estate assets to be designated by the Crestline Transferors, as provided for in Section 5.3;

          WHEREAS, the parties intend that these transactions be treated for U.S. federal income tax purposes as the acquisition by HMC TRS and the disposition by the Crestline Transferors of the leasehold interests in the Hotel Leases, the interests in the FF&E Leases and the other assets of the Crestline Lessees and Crestline Canadian Transferors (except as expressly provided for herein), in exchange for the Total Cash Amount; and

          WHEREAS, the Crestline Parties desire to cause the transactions described above to be consummated, in part, as one or more tax-free exchanges as to the Crestline Transferors under Section 1031 of the Code.

          NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated by reference as if fully set forth in this Agreement below, and of the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

1.   DEFINITIONS

          For all purposes of this Agreement, certain capitalized terms shall have the meanings set forth below, except as otherwise expressly provided.

          "1031 Exchange" shall have the meaning set forth in Section 5.3(a).

          "Adjustment Deadline" shall mean (a) for Hotels with management agreements with Marriott International, Inc. or its Affiliates, (i) March 1, 2001, with respect to matters arising from accounting periods ending on or before December 29, 2000, and (ii) March 31, 2001, with respect to matters arising from accounting periods (and partial accounting periods) ending after December 29, 2000, and (b) for all other Hotels, March 1, 2001. Notwithstanding the foregoing, if the Effective Date is postponed pursuant to Section 2.4 (or there shall be a different Effective Date with respect to a Delayed Closing Hotel pursuant to Section 2.6(c)(ii)), the Adjustment Deadline shall be adjusted to provide for time periods consistent with the foregoing.

          "Affiliate" shall mean an affiliate as defined in Rule 405 under the Securities Act of 1933, as amended.

          "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

          "Agreement" shall have the meaning set forth in the introductory paragraph.

          "Assets" shall mean assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including real and personal property.

          "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in the State of Maryland are authorized by law or executive action to close.

          "Canadian Hotel Leases" shall mean each of the Hotel Leases between a Crestline Canadian Transferor and the applicable Host Lessor party to such Hotel Lease.

          "Canadian Hotel Lease Assets" shall have the meaning set forth in
Section 2.1(b).

          "Canadian Hotel Lease Related Documents" shall mean the Working Capital Note and any other agreements related to the Canadian Hotel Leases to which any Crestline Canadian Transferor is a party.

          "CCH Meadowvale" shall mean CCH Meadowvale Corporation, a Canadian corporation.

          "CCHP I" shall mean CCHP I Corporation, a Delaware corporation.

          "CCHP II" shall mean CCHP II Corporation, a Delaware corporation.

          "CCHP III" shall mean CCHP III Corporation, a Delaware corporation.

          "CCHP IV" shall mean CCHP IV Corporation, a Delaware corporation.

          "CCMH Atlanta" shall mean CCMH Atlanta Marquis Corporation, a Delaware corporation.

          "CCMH Calgary" shall mean CCMH Calgary Corporation, a Canadian corporation.

          "CCMH Desert" shall mean CCMH Desert Springs Corporation, a Delaware corporation.

          "CCMH EC" shall mean CCMH Toronto EC Corporation, a Canadian corporation.

          "CCMH Properties II" shall mean CCMH Properties II Corporation, a Delaware corporation.

          "CCMH Santa Clara" shall mean CCMH Santa Clara Corporation, a Delaware corporation.

          "Closing" shall have the meaning set forth in Section 2.4.

          "Closing Date" shall have the meaning set forth in Section 2.4.

          "Closing Working Capital" shall mean, with respect to any Hotel, the Working Capital (as defined in the applicable Hotel Lease) for such Hotel as of the Effective Date that is in the possession or control of the manager pursuant to the applicable management agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Confidential Information" shall mean any information concerning the businesses and affairs of any of the Parties other than (a) information that at the time of disclosure is, or thereafter becomes, generally available to the public other than as a result of a breach of this Agreement or other similar obligation of a Party with respect to such information, (b) information that is or was available from a source other than the disclosing Party, provided that such source was not known to be prohibited from disclosing such information, or
(c) information that was independently developed in a manner not involving a breach of this Agreement or other similar obligation of a Party with respect to such information.

          "Consents and Assignments of License Agreement" shall mean the Consent, Assignment and Assumption and Amendment of License Agreement (or any comparable agreement dividing rights and obligations of the "Owner" under franchise or license agreements) dated various dates, made by each Host Lessor, the applicable Crestline Lessee or Crestline Canadian Transferor and the applicable licensor or franchisor.

          "Consents and Assignments of Management Agreement" shall mean the Consent, Assignment and Assumption and Amendment of Management Agreement (or any comparable agreement dividing rights and obligations of the "Owner" under management agreements) dated various dates, made by each Host Lessor, the applicable Crestline Lessee or Crestline Canadian Transferor and the applicable manager.

          "Contract" shall mean any written agreement between two or more Persons with respect to their relative rights and obligations or with respect to a thing done or to be done, including contracts, leases, promissory notes, covenants, easements or rights of way.

          "Crestline" shall mean Crestline Capital Corporation, a Maryland corporation.

          "Crestline Canadian Transferors" shall have the meaning set forth in the introductory paragraph.

          "Crestline Corporate Guarantees" shall have the meaning set forth in
Section 6.8.

          "Crestline Damages" shall have the meaning set forth in Section 8.3.

          "Crestline Indemnitees" shall have the meaning set forth in Section
8.3.

          "Crestline Knowledge Entities" shall mean the Crestline Parties, the Crestline Lessees and (after their formation) the Crestline Lessee Parents.

          "Crestline Lessees" shall have the meaning set forth in the recitals.

          "Crestline Lessee Parents" shall have the meaning set forth in the recitals.

          "Crestline Parties" shall have the meaning set forth in the introductory paragraph.

          "Crestline Transferors" shall have the meaning set forth in the introductory paragraph.

          "Crestline U.S. Transferors" shall have the meaning set forth in the introductory paragraph.

          "Delayed Closing Hotel" shall have the meaning set forth in Section
2.6.

          "Disclosure Schedule" shall mean the disclosure schedule delivered by the Parties in connection with the execution of this Agreement.

          "Effective Date" shall have the meaning set forth in Section 2.4.

          "Excess Cash Amount" shall have the meaning set forth in Section 2.2.

          "FF&E Lease" shall have the meaning set forth in the recitals.

          "HMC TRS" shall mean HMT Lessee LLC, a Delaware limited liability company.

          "HMC TRS Canadian Designee" shall have the meaning set forth in
Section 2.1(b).

          "HMC TRS Damages" shall have the meaning set forth in Section 8.2.

          "HMC TRS Indemnitees" shall have the meaning set forth in Section 8.2.

          "HMC TRS Parties" shall have the meaning set forth in the introductory paragraph.

          "HMC TRS U.S. Designee" shall have the meaning set forth in Section 2.1(a).

          "Hotel Leases" shall have the meaning set forth in the recitals.

          "Host Lessors" shall have the meaning set forth in the recitals.

          "Host LP" shall mean Host Marriott, L.P., a Delaware limited partnership.

          "Host REIT" shall mean Host Marriott Corporation, a Maryland corporation.

          "Host/Crestline Omnibus Termination Agreement" shall mean a termination agreement, effective as of the Effective Date, in form and substance reasonably satisfactory to the Parties, relating to the termination (as to any or all of the parties thereto) of the agreements (or provisions of agreements) set forth on Schedule B.
             ----------

          "Hotels" shall have the meaning set forth in the recitals.

          "Indemnified Party" shall have the meaning set forth in Section
8.4(a).

          "Indemnifying Party" shall have the meaning set forth in Section
8.4(a).

          "Information" shall have the meaning set forth in Section 6.6(b).

          "Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "Interest Increase Date" shall have the meaning set forth in Section 2.3(c).

          "Knowledge" shall mean, with respect to any Person other than a natural person, actual knowledge of any of the directors, officers and asset managers (or persons performing similar functions) of such Person (or, in the case of a Person that is a partnership, of any of the general partners of such Person) after reasonable investigation (or knowledge that such individuals would have had they in fact undertaken a reasonable investigation).

          "Liability" means any liability or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including any liability for Taxes.

          "Lien" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restriction or limitation of any nature whatsoever.

          "Losses" means any loss, liability, claim, damage, cost and expense whatsoever, including any reasonable amounts paid in settlement of any actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees, rulings, dues, penalties, fines, costs, obligations, taxes, liens and fees, including court costs and reasonable attorneys' fees and expenses.

          "NOI" shall have the meaning set forth in Section 6.4(b)(iii).

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "Owner's Distribution" shall mean (a) Owner's Distribution (as defined in management agreements with Marriott International or its Affiliates) relating to the Hotels and (b) similar amounts under other management agreements representing distribution of profits from the applicable manager to the Hotel "Owner" from the operations of the Hotel.

          "Parties" shall have the meaning set forth in the introductory paragraph.

          "Permits" shall have the meaning set forth in Section 3.8.

          "Permitted Liens" means (a) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings, (b) Liens created by, arising out of, or specifically contemplated or permitted by this Agreement, (c) materialman's, mechanics', workman's, repairman's, employee's or other like Liens arising in the course of construction or in the ordinary course of operation or maintenance, in each such case securing obligations which are not delinquent or which are being contested in good faith,
(d) other Liens that, individually and in the aggregate, do not and would not materially detract from the value of the applicable Hotel or materially interfere with the use thereof as currently used or contemplated to be used or otherwise, and (e) any Lien securing obligations of any Crestline Lessee or Crestline Canadian Transferor to the applicable Host Lessor or its lender.

          "Person" means any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

          "QI" shall mean a qualified intermediary to be designated by the Crestline Transferors to facilitate the 1031 Exchange.

          "QI Cash Amount" shall have the meaning set forth in Section 2.2.

          "Residence Inn/Courtyard Consent Agreement" shall mean an agreement, effective as of the Effective Date, in form and substance reasonably satisfactory to the Parties, providing that (a) CCMH Residence Inn LLC shall consent to the sale, assignment or other transfer of the interests of HMH HPT Residence Inn LLC in and to the Master Lease Agreement, dated April 30, 1999, between HMH HPT Residence Inn LLC and HPTRI Properties Trust, and all documents related thereto, to a designee of HMH HPT Residence Inn LLC to be named at the time of such sale, assignment or other transfer (or a sale of equity interests of HMH HPT Residence Inn LLC or other indirect transfer of such Master Lease Agreement to such a designee), (b) CCMH Courtyard LLC shall consent to the sale, assignment or other transfer of the interests of HMH HPT Courtyard LLC in and to the Master Lease Agreement, dated April 30, 1999, between HMH HPT Courtyard LLC, Hospitality Properties Trust and HPTCY Properties Trust, and all documents related thereto, to a designee of HMH HPT Courtyard LLC to be named at the time of such sale, assignment or other transfer (or a sale of equity interests of HMH HPT Courtyard LLC or other indirect transfer of such Master Lease Agreement to such a designee), (c) Host REIT shall consent to the removal of the 9.8% ownership limitation from the articles of incorporation of Crestline upon the occurrence of the sales, assignments or other transfers by HMH HPT Residence Inn LLC and HMH HPT Courtyard LLC of both of such Master Lease Agreements and such related documents as described in clauses (a) and (b) above or upon the occurrence of a termination of both of such Master Lease Agreements and such related documents (provided that, notwithstanding the foregoing, in no event shall Host REIT be required to consent to such removal of the 9.8% ownership limitation for so long as Host REIT derives 1% or more of its gross income (as determined for purposes of Section 856(c)(2) of the Code) pursuant to leases with Crestline and other persons in which Crestline owns (as determined under Section 856(d)(5) of the Code) an interest described under Section 856(d)(2)(B) of the Code), and (d) in connection with the consents (and related sales, assignments or other transfers) described in clauses (a) and (b) above, CCMH Residence Inn LLC and CCMH Courtyard LLC shall not be required to pledge any additional items of security not currently pledged under the applicable arrangements existing as of the date hereof as a result of such consents (and related sales, assignments or other transfers) (but CCMH Residence Inn LLC and CCMH Courtyard LLC may be required, in connection with any such transaction, to enter into amended documentation relating to such Master Lease Agreements provided that such documentation is substantially similar to the documentation to which CCMH Residence Inn LLC or CCMH Courtyard LLC, as applicable, is a party as of the date hereof).

          "Residual Crestline Guarantee" shall mean any Crestline Corporate Guarantee with respect to which HMC TRS has not obtained the release of Crestline after the Closing Date pursuant to Section 6.8.

          "SDM Hotel" shall mean SDM Hotel Corporation, a Delaware corporation.

          "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Tenant Operating Profit" shall mean, with respect to a Hotel Lease for any period, the "Tenant Operating Profit" as defined in such Hotel Lease.

          "Third Party Claim" shall have the meaning set forth in Section
8.4(a).

          "Total Cash Amount" shall have the meaning set forth in Section 2.2.

          "Working Capital Notes" shall mean each of the Working Capital Notes for the Hotels (as defined in the Hotel Leases).

2.   EXCHANGE TRANSACTION; CLOSING; ADJUSTMENTS

     2.1. Acquisition of Interests in Crestline Lessee Parents and Canadian Leases.

          (a) At the Closing, each Crestline U.S. Transferor shall transfer to HMC TRS or a designee of HMC TRS (the "HMC TRS U.S. Designee") 100% of the equity interests in the Crestline Lessee Parent owned by such Crestline U.S. Transferor, free and clear of all Liens.

          (b) At the Closing, each Crestline Canadian Transferor shall transfer to designees of HMC TRS (the "HMC TRS Canadian Designees") the following Assets (the "Canadian Hotel Lease Assets"), free and clear of all Liens other than Permitted Liens:

          (i) all of the right, title and interest of each Crestline Canadian Transferor in and to the applicable Canadian Hotel Lease, the applicable Canadian Hotel Lease Related Documents and the Closing Working Capital of such Crestline Canadian Transferor;

          (ii) all right, title and interest of each Crestline Canadian Transferor in and to the applicable management agreement (including the applicable License and Royalty Agreement and International Services Agreement);

          (iii) all right, title and interest in and to all claims of each Crestline Canadian Transferor against any Person (other than claims to amounts included in Tenant Operating Profit relating to the Canadian Hotel Leases for periods prior to the Effective Date);

          (iv) all right, title and interest of each Crestline Canadian Transferor in and to all Permits and Contracts, to the extent transferable, related to the Canadian Hotels; and

          (v) all right, title and interest of each Crestline Canadian Transferor in and to all personal property related to the Canadian Hotel Leases, including all documents, books, records (including tax records) and financial data of any sort relating to the Canadian Hotel Leases (subject, in each case, to the applicable Working Capital Note, which shall be assumed by the applicable HMC TRS Canadian Designee).

     2.2. Consideration Payable by HMC TRS.

          At the Closing, HMC TRS shall pay, or cause to be paid, $205,000,000 (subject to adjustment as set forth below, the "Total Cash Amount") of cash to the QI, or such lesser amount as Crestline may designate prior to the Closing in accordance with Section 5.3(b) (such amount, as so designated, the "QI Cash Amount"). HMC TRS shall pay the excess, if any, of the Total Cash Amount over the QI Cash Amount (the "Excess Cash Amount") to a designee of the Crestline Transferors.

     2.3. Post-Closing Adjustments.

          Each of the following adjustments to the Total Cash Amount shall be made not later than the Adjustment Deadline unless otherwise specified herein. In the event that any adjustment pursuant to this Section 2.3 shall be owed to the Crestline Transferors, the Crestline Transferors shall have the right to designate such amounts to be paid either to the QI, as an addition to the QI Cash Amount (pursuant to Section 2.2), or to a designee of the Crestline Transferors.

          (a) The Total Cash Amount shall be decreased by an amount equal to any deferred franchise fees and management fees accrued with respect to the Hotels, from and after January 1, 1999, to the Effective Date that remain unpaid by the Crestline Lessees and Crestline Canadian Transferors on the Closing Date.

          (b) The Total Cash Amount shall be increased or decreased by the amount by which the aggregate dollar balance of Closing Working Capital of the Hotels as of the Effective Date is greater or less than the aggregate principal dollar balance of the Working Capital Notes.

          (c) The Total Cash Amount shall accrue, and HMC TRS shall pay (or cause to be paid), interest at the rate being paid on the Merrill Lynch Institutional Fund during the period from and including the Effective Date to and excluding the Closing Date; provided, that if the Closing Date shall occur on or after March 1, 2001 (the "Interest Increase Date"), HMC TRS shall pay (or cause to be paid) interest from and including the Interest Increase Date to and excluding the Closing Date at the lower of (i) the rate then being paid from time to time by Host LP on its revolving credit facility and (ii) the prime rate, as reported by The Wall Street Journal from time to time.

     2.4. The Closing.

          The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P. at 555 Thirteenth Street, N.W., Washington, D.C., at 10:00 A.M. local time on January 8, 2001 or such other time or date as may be mutually acceptable to the Parties (the "Closing Date"), effective as of 12:01 A.M. on January 1, 2001 (such time and date, or as the same may be postponed pursuant to the immediately following sentence, the "Effective Date"). If the Closing Date occurs after January 8, 2001, then the Effective Date shall be the later of (a) January 1, 2001 and (b) the first day of the accounting period (as determined for each Hotel pursuant to the applicable management agreement) during which the Closing Date occurs.

     2.5. Deliveries at the Closing.

          At the Closing, (a) the Crestline Transferors shall deliver to HMC TRS the various certificates, instruments, documents and other items set forth in
Section 7.4 and Section 7.5, and (b) HMC TRS shall deliver to the Crestline Transferors the various certificates, instruments, documents and other items set forth in Section 7.6.

     2.6. Right to Close with Respect to Fewer than All Hotels.

          (a) In the event that HMC TRS shall not have obtained all of the consents and approvals set forth on Schedule E with respect to one or more
                                    -----------
Hotels as of the Closing Date and assuming that all conditions of the Crestline Parties to the Closing set forth in Section 7.1 and Section 7.3 shall have been satisfied or waived (or, with respect to Section 7.3(c), required to be waived pursuant to the last sentence of Section 7.3), HMC TRS shall have the right to elect to consummate the transactions contemplated hereby with respect to fewer than all of the Hotels on the terms set forth in this Agreement, subject to the provisions of this Section 2.6; provided that HMC TRS shall not be entitled to defer the closing with respect to more than 12 Hotels pursuant to this Section
2.6. With respect to each Hotel as to which the closing does not occur on the Closing Date (the "Delayed Closing Hotels"), the provisions of either Section 2.6(b) or Section 2.6(c) below shall apply (with HMC TRS having the right to elect which Section shall apply; provided that HMC TRS shall not be entitled to elect to apply Section 2.6(c) to any Hotel as to which the allocated portion of the Total Cash Amount is zero (other than the Naples Ritz Carlton Hotel)). HMC TRS's rights under this Section 2.6 shall be exercised by written notice to the Crestline Transferors no less than 7 days prior to the Closing Date.

          (b)(i) If HMC TRS elects to apply this Section 2.6(b) to a Delayed Closing Hotel, the Crestline Transferors shall irrevocably cause all of the economic benefits and burdens with respect to the applicable Hotel Lease from and after the Effective Date (but not legal title to such Hotel Lease or any other Assets of the applicable Crestline Lessee or Crestline Canadian Transferor) to be conveyed to HMC TRS or its designee on the Closing Date in a manner specified by HMC TRS that is reasonably acceptable to the applicable Crestline Transferor. Payment of the portion of the Total Cash Amount allocated to such Delayed Closing Hotel shall be paid on the Closing Date (and shall be subject to the same adjustments as are applicable to the other Hotels). On the Closing Date, HMC TRS, the applicable Crestline Transferor and their Affiliates shall execute and deliver such documents and instruments as may be necessary to give effect to the foregoing, with such other terms and conditions as are reasonably acceptable to the Parties.

                 (ii) Upon the receipt by HMC TRS of the applicable consents and approvals with respect to such Delayed Closing Hotel, HMC TRS shall give notice to the applicable Crestline Transferor that it is prepared to have a closing at which the transfer of legal title to the direct or indirect equity interests in the applicable Crestline Lessee or the ownership of the applicable Canadian Hotel Lease Assets, as the case may be, shall be consummated in accordance with
Section 7.4, Section 7.5, and Section 7.6, as applicable (except that HMC TRS shall not be required to make any further payment of the Total Cash Amount at such closing (although the adjustments provided under Section 2.3 shall nevertheless occur with respect to the applicable Hotel prior to the Adjustment Deadline for such Hotel)).

          (iii)     The Parties shall treat a transaction pursuant to this
Section 2.6(b) for federal and state income tax purposes as a transfer of the Crestline Lessee or the Canadian Hotel Lease Assets, as the case may be, to HMC TRS on the Closing Date.

   (c)(i) If HMC TRS elects to apply this Section 2.6(c) to a Delayed
Closing Hotel, the applicable Crestline Lessee or Crestline Canadian Transferor shall continue to conduct its business under the applicable Hotel Lease and retain all of the economic benefits and burdens with respect to such Hotel Lease from and after the Effective Date until such time as a closing with respect to such Hotel occurs or until the Hotel Lease is terminated as provided below.

          (ii) Upon the receipt by HMC TRS of the applicable consents and approvals with respect to such Delayed Closing Hotel, HMC TRS shall give notice to the applicable Crestline Transferor that it is prepared to have a closing at which the transfer of the direct or indirect equity interests in the applicable Crestline Lessee or the ownership of the applicable Canadian Hotel Lease Assets, as the case may be, shall be consummated in accordance with Section 7.4, Section 7.5, and Section 7.6, as applicable. At such closing, which shall occur within 10 days of the date of receipt of such notice, HMC TRS shall pay the portion of the Total Cash Amount allocated to such Hotel, without interest, but otherwise subject to adjustment as provided under Section 2.3. If such closing does not occur within such 10-day period (other than as a result of a breach by the applicable Crestline Transferors), then the applicable Crestline Lessee or Crestline Canadian Transferor shall again be entitled to deliver the notice of termination of Hotel Lease pursuant to Section 2.6(c)(iii). The "Effective Date" with respect to such closing shall be the first day of the accounting period in which such closing shall occur.

          (iii) At any time prior to receipt of the notice under Section 2.6(c)(ii), the applicable Crestline Lessee or Crestline Canadian Transferor shall be entitled to give notice of intent to terminate the Hotel Lease relating to the applicable Delayed Closing Hotel without penalty in accordance with the provisions of Section 24.2 of such Hotel Lease. Within 90 days after the date of such notice, in exchange for payment of the portion of the Total Cash Amount allocated to such Delayed Closing Hotel, without interest, but otherwise subject to adjustment under Section 2.3, HMC TRS (or its designee) shall, at its election, either (A) acquire all right, title and interest of the applicable Crestline Lessee or Crestline Canadian Transferor in and to, and assume the obligations under, the applicable Hotel Lease and related management agreement and acquire all Working Capital and other Assets related to such Hotel then owned by the applicable Crestline Lessee or Crestline Canadian Transferor (applying the deliveries to be made pursuant to Section 2.1(b) and Section 7.5 (with appropriate revisions in the case of Crestline

Lessees)), (B) directly or indirectly acquire the equity interests in the applicable Crestline Lessee, or (C) cause the applicable Host Lessor to terminate the applicable Hotel Lease, in which case HMC TRS or its designee shall assume the obligations under the related management agreement and acquire all Working Capital and other Assets related to such Hotel then owned by the applicable Crestline Lessee or Crestline Canadian Transferor (applying the deliveries to be made pursuant to Section 2.1(b) and Section 7.5 (with appropriate revisions in the case of Crestline Lessees)), and the applicable Crestline U.S. Transferor shall cause the applicable Crestline Lessee to, or the applicable Crestline Canadian Transferor shall, accept such termination, assign such management agreement and assign such Working Capital and other Assets.

          (d) HMC TRS shall, at no cost, provide to the applicable Crestline Lessee or Crestline Canadian Transferor all asset management services reasonably necessary to permit such Crestline Lessee or Crestline Canadian Transferor to perform its obligations after the Closing Date under the applicable Hotel Lease relating to any Delayed Closing Hotel (including any applicable financial reporting duties of the Crestline Lessee or Crestline Canadian Transferor under the Hotel Lease) until the applicable closing or Hotel Lease termination shall have occured.

          (e) In the event that HMC TRS makes an election to defer the closing with respect to any Hotel under Section 2.6(b) or Section 2.6(c) above, the Parties shall make such modifications to the transactions consummated on the Closing Date and to the provisions of documents and instruments contemplated to be executed and delivered on the Closing Date as may be necessary to reflect such election and the application of the provisions of this Section 2.6, including the following modifications: (i) the Total Cash Amount payable on the Closing Date shall be reduced by the portion thereof allocable to any Delayed Closing Hotel as to which HMC TRS elects to apply the provisions of Section 2.6(c); (ii) the applicable Pooling and Security Agreement and Crestline Guarantee relating to any Delayed Closing Hotel shall remain in effect until the closing or Hotel Lease termination occurs with respect to such Delayed Closing Hotel and (A) if HMC TRS shall have elected to apply Section 2.6(b) to a Delayed Closing Hotel, HMC TRS shall indemnify the applicable Crestline Party for any amounts paid by such Crestline Party under such Pooling and Security Agreement and Crestline Guarantee with respect to such Delayed Closing Hotel for the period from and after the Effective Date or (B) if HMC TRS shall have elected to apply Section 2.6(c) to a Delayed Closing Hotel, HMC TRS shall indemnify each Crestline Party for any amounts paid by such Crestline Party under such Pooling and Security Agreement and Crestline Guarantee with respect to such Delayed Closing Hotel for the period from and after the Effective Date, but only to the extent that such amounts are in excess of the limits of liability under the Pooling and Security Agreement or Crestline Guarantee, as the case may be, after adjusting such limits to give effect to the reduced number of Hotels subject to such agreement (based on a total liability of 10% of the prior year base rent for all Delayed Closing Hotels remaining in the applicable pool); (iii) the equity interest in the Crestline Lessee that is the lessee of such Delayed Closing Hotel will not be transferred to a Crestline Lessee Parent that is acquired by HMC TRS or its designee on the Closing Date, but rather will be transferred to a newly created limited liability company that is wholly owned by the applicable Crestline U.S. Transferor at such time as all consents and approvals for such transfer have been obtained; and (iv) notwithstanding anything in the Residence Inn/Courtyard Consent Agreement to the contrary, the 9.8% ownership limitation shall not be removed from the articles of incorporation of Crestline until after all closings or Hotel Lease terminations relating to the Delayed Closing Hotels shall have occurred as provided in Section 2.6(b) and Section 2.6(c).

3.   REPRESENTATIONS AND WARRANTIES OF THE CRESTLINE PARTIES

          Except as set forth in the Disclosure Schedule (with a reference to the particular Section hereof to which such exception relates), each Crestline Transferor represents and warrants to HMC TRS (each Crestline Transferor represents and warrants as to itself and each Crestline Lessee Parent in which it will own a direct or indirect equity interest, each Crestline Lessee in which it owns a direct or indirect equity interest, and any other Affiliate in which it owns a direct or indirect equity interest), and Crestline represents and warrants to HMC TRS as to itself only with respect to Sections 3.1, 3.2 and 3.4, that the statements contained in this Section 3 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

     3.1. Organization of Crestline Parties, Crestline Lessee Parents and Crestline Lessees.

          Each Crestline Party and Crestline Lessee is, and as of the Closing Date each Crestline Lessee Parent will be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. No Crestline Lessee is, and as of the Closing Date no Crestline Lessee Parent will be, organized as a corporation.

     3.2. Authorization of Transaction; Enforceability.

          Each Crestline Party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of each Crestline Party, enforceable in accordance with its terms and conditions. No Crestline Party or Crestline Lessee is, and as of the Closing Date no Crestline Lessee Parent will be, required to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     3.3. Qualification and Corporate Power of Crestline Lessees.

          Each Crestline Lessee and Crestline Canadian Transferor is, and as of the Closing Date each Crestline Lessee Parent will be, duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Crestline Lessee and Crestline Canadian Transferor has, and as of the Closing Date each Crestline Lessee Parent will have, full power and authority to carry on the businesses in which it is engaged and to own, lease and use the properties owned, leased and used by it. As of the Closing Date, no Crestline Lessee Parent (a) will have engaged in any business other than owning the interests in the Crestline Lessee or Crestline Lessees contributed to such Crestline Lessee Parent pursuant to Section 5.10 and
(b) will own any Assets other than such interests in such Crestline Lessee or Crestline Lessees. No Crestline Lessee or Crestline Canadian Transferor has engaged in any business other than the leasing of the applicable Hotel or Hotels and related property under the applicable Hotel Lease and the operation of such Hotel or Hotels under the applicable management agreement.

     3.4. Noncontravention.

          Assuming the consents and approvals set forth on Schedule G shall have
                                                           ----------
been obtained, neither the execution and the delivery of this Agreement by the Crestline Parties, nor the consummation of the transactions contemplated herein by the Crestline Parties, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any Crestline Party or Crestline Lessee is, or as of the Closing Date any Crestline Lessee Parent will be, subject or any provision of the charter, bylaws, operating agreement or partnership agreement (as applicable) of any Crestline Party, Crestline Lessee Parent or Crestline Lessee or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any material Contract, to which any Crestline Party or Crestline Lessee is, or as of the Closing Date any Crestline Lessee Parent will be, a party or by which any Crestline Party or Crestline Lessee is, or as of the Closing Date any Crestline Lessee Parent will be, bound or to which any of their respective Assets is subject.

     3.5. Equity Interests.

          As of the Closing Date, each Crestline U.S. Transferor will be the legal and beneficial owner of 100% of the equity interests in the Crestline Lessee Parent formed by such Crestline U.S. Transferor pursuant to Section 5.10, free and clear of any Liens. As of the Closing Date, each such Crestline Lessee Parent will be the legal and beneficial owner of 100% of the equity interests in the Crestline Lessee or

Crestline Lessees contributed to such Crestline Lessee Parent pursuant to
Section 5.10, free and clear of any Liens other than Liens in favor of the applicable Host Lessor or its lenders. Upon the transfer of the Crestline Lessee Parents as of the Closing to HMC TRS, each Crestline Lessee Parent shall continue to own all of the right, title and interest in the Crestline Lessee or Crestline Lessees contributed to such Crestline Lessee Parent by the applicable Crestline U.S. Transferor pursuant to Section 5.10, free and clear of any Liens other than Liens in favor of the applicable Host Lessor or its lenders. Each Crestline Lessee is, and as of the Closing Date each Crestline Lessee Parent will be, a limited liability company that has only one member for U.S. federal income tax purposes and is disregarded as an entity separate from its owner for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii).

     3.6. Liabilities.

          To the Knowledge of each Crestline Knowledge Entity, no Crestline Lessee or Crestline Canadian Transferor has any Liabilities other than (a) in the case of a Crestline Lessee, Liabilities under the operating agreement of such Crestline Lessee, (b) Liabilities under the applicable Hotel Lease and related documents, (c) Liabilities under the applicable management agreement and related documents, (d) Liabilities under the applicable Working Capital Notes and related documents, (e) Liabilities under the applicable FF&E Lease, if any, and (f) Liabilities incurred without violation of the applicable Hotel Lease or management agreement. As of the Closing Date, no Crestline Lessee Parent will have any Liabilities other than Liabilities under the operating agreement of such Crestline Lessee Parent and the operating agreement or operating agreements of the Crestline Lessee or Crestline Lessees contributed to such Crestline Lessee Parent pursuant to Section 5.10.

     3.7. Legal Compliance.

          Each Crestline Lessee and Crestline Canadian Transferor has, and as of the Closing Date each Crestline Lessee Parent will have, complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been, or as of the Closing Date will have been, filed or commenced against such Crestline Lessee, Crestline Canadian Transferor or Crestline Lessee Parent alleging any failure so to comply. No Crestline Knowledge Entity has received any written notice (which has not been previously delivered in writing to the applicable Host Lessor) from any government or governmental agency that any of the Hotels is in violation of any applicable zoning or subdivision regulation or ordinance, or in violation of any other law, order, regulation or requirement that has not been cured and that would have a material, adverse effect on the operation of any Hotel. No Crestline Knowledge Entity has received any written notice of any pending zoning changes that has not been previously delivered in writing to the applicable Host Lessor and that would have a material, adverse effect on the operation of any Hotel.

     3.8. Permits.

          To the Knowledge of each Crestline Knowledge Entity, all governmental and private easements, permits, licenses (including liquor licenses), consents and approvals (collectively, "Permits") which are material to the operation of each Hotel each have been issued and paid for, are in full force and effect and have not expired without a renewal having been applied for.

     3.9. Absence of Defaults; Liens.

          (a) No Crestline Lessee or Crestline Canadian Transferor is in default under the applicable Hotel Lease and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by such Crestline Lessee or Crestline Canadian Transferor thereunder.

          (b) No Crestline Lessee or Crestline Canadian Transferor is in default under the applicable management agreement and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by such Crestline Lessee or Crestline Canadian Transferor thereunder. To the Knowledge of each Crestline Knowledge Entity, no manager is in default under any management agreement and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any manager thereunder that would have a material, adverse effect on the ownership or operation of any Hotel.

          (c) No Crestline Lessee or Crestline Canadian Transferor is in default under any other Contract (other than the applicable Hotel Lease and management agreement) and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by such Crestline Lessee or Crestline Canadian Transferor thereunder. To the Knowledge of each Crestline Knowledge Entity, no other party is in default under any such other Contract and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any manager thereunder that would have a material, adverse effect on the ownership or operation of any Hotel.

          (d) Upon transfer of the Canadian Hotel Lease Assets, the applicable HMC TRS Canadian Designee shall acquire all of the right, title and interest of the applicable Crestline Canadian Transferor in and to the Canadian

Hotel Lease Assets of such Crestline Canadian Transferor, free and clear of any Liens other than Permitted Liens.

3.10.  Insurance.

          To the Knowledge of each Crestline Knowledge Entity, all insurance policies which are required to be maintained or obtained by the Crestline Lessee or Crestline Canadian Transferor with respect to each Hotel in accordance with the terms of the applicable Hotel Lease and the applicable management agreement are in full force and effect, and all premiums due thereunder have been paid.

3.11.  Litigation.

          To the Knowledge of each Crestline Knowledge Entity, there is no material action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened against or relating to any Crestline Lessee, Crestline Canadian Transferor or Crestline Lessee Parent that is not covered by insurance or that is seeking to prevent or materially impair the consummation of the transactions contemplated by this Agreement.

3.12.  Intellectual Property.

          No Crestline Knowledge Entity has received any written charge, complaint, claim, demand or notice alleging any interference with, infringement upon, misappropriation or violation of any material Intellectual Property owned or used by any Crestline Lessee, Crestline Canadian Transferor or (after their formation) Crestline Lessee Parent (including any claim that any Crestline Lessee, Crestline Canadian Transferor or Crestline Lessee Parent must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of each Crestline Knowledge Entity, no Person has interfered with, infringed upon, misappropriated or violated any material Intellectual Property rights of any Crestline Lessee, Crestline Canadian Transferor or Crestline Lessee Parent in any material respect.

3.13.  Tax Matters.

       (a) No Crestline Lessee has been or is, and as of the Closing Date no Crestline Lessee Parent will have been or will be, treated as a separate corporation for U.S. federal income tax purposes.

       (b) Each Crestline Lessee and Crestline Canadian Transferor has, and as of the Closing Date each Crestline Lessee Parent will have, filed on a timely basis (after giving effect to any valid extensions of time in which to make such filings) all Tax Returns that it was required to file pursuant to applicable law or the Hotel Leases with respect to periods beginning after December 28, 1998. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any Crestline Lessee or Crestline Canadian Transferor (or Crestline Lessee Parent) (whether or not shown on any Tax Return) for or with respect to periods (or portions thereof) subsequent to December 28, 1998 have been (or will have been) paid, and adequate reserves or accounts for Taxes have been provided in the financial statements of each Crestline Lessee or Crestline Canadian Transferor (or Crestline Lessee Parent) with respect to any period for which Tax Returns have not yet been filed or which Taxes are not yet due and owing. No Crestline Lessee or Crestline Canadian Transferor currently is, and as of the Closing Date no Crestline Lessee Parent will be, the beneficiary of any extension of time within which to file any Tax Return that was due with respect to periods beginning after December 28, 1998.

     (c) There is no material dispute or claim concerning any Tax Liability of any Crestline Lessee, Crestline Canadian Transferor or (as of the Closing Date) Crestline Lessee Parent either (i) claimed or raised by any authority in writing or (ii) as to which any Crestline Knowledge Entity has Knowledge.

     (d) The Crestline Parties have delivered to the HMC TRS correct and complete copies of all federal, state, local, and foreign Tax Returns (if any) of the Crestline Lessees and (after their formation) the Crestline Lessee Parents, and the examination reports (if any) and statements of deficiencies (if any) proposed or assessed against, or agreed to by, any Crestline Party, Crestline Lessee or (after its formation) Crestline Lessee Parent with respect to any Crestline Lessee or (after its formation) Crestline Lessee Parent, since the date of formation of each such entity. Subsequent to December 28, 1998, no Crestline Lessee (or Crestline Canadian Transferor, but only with respect to sales and use Taxes attributable to the operation of the Hotels leased to such Crestline Canadian Transferor) has, and as of the Closing Date no Crestline Lessee Parent will have, waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency and no power of attorney with respect to any Tax matter is currently in force with respect to any Crestline Lessee or Crestline Lessee Parent.

     (e) No Crestline Party or Crestline Lessee is, and as of the Closing Date no Crestline Lessee Parent will be, a party to any tax allocation or sharing Contract with respect to any Crestline Lessee or Crestline Lessee Parent, other than the Tax Sharing Agreement, dated December 28, 1998, among Host REIT, Host LP, Crestline and their Affiliates. Subsequent to December 28, 1998, no Crestline Lessee has, and as of the Closing Date no Crestline Lessee Parent will have, (i) been a member of an Affiliated Group filing a consolidated federal Tax Return or (ii) any Liability for the Taxes of any Person under Reg.
(S)1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Subsequent to December 28, 1998, no Crestline Lessee has, and as of the Closing Date no Crestline Lessee Parent will have, agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by any such Crestline Lessee or Crestline Lessee Parent. No Crestline Knowledge Entity has any Knowledge that the Internal Revenue Service or any other national or local taxing authority has proposed any adjustment or change with respect to Taxes or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of any Crestline Lessee or Crestline Lessee Parent.

       (f) Subsequent to December 28, 1998, no Crestline Lessee has, and as of the Closing Date no Crestline Lessee Parent will have, failed to comply in any material respect with any applicable law, rule or regulation relating to the payment and withholding of Taxes. Each Crestline Lessee and Crestline Canadian Transferor has, and as of the Closing Date each Crestline Lessee Parent will have, to the extent of its obligation under any such law, rule or regulation, duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods subsequent to December 28, 1998 under all applicable laws.

       (g) No Crestline Party or Crestline Lessee has, and as of the Closing Date no Crestline Lessee Parent will have, obtained any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities with respect to any Crestline Lessee, Crestline Canadian Corporation or Crestline Lessee Parent.

     3.14.  Casualty; Condemnation.

            No Crestline Knowledge Entity has received written notice of any casualty or condemnation proceeding with respect to any Hotel that would have a material, adverse effect on the ownership or operation of any Hotel. To the Knowledge of each Crestline Knowledge Entity, no casualty has occurred at any Hotel, the repairs of which are expected to cost in excess of $2,500,000.

     3.15.  Mechanics and Materialmen.

            To the Knowledge of each Crestline Knowledge Entity, no services, materials or work for which a Lien may attach have been supplied by contractors, subcontractors or materialmen with respect to any Hotel for which payment has not been made in full or for which provision for payment has not been made that would have a material, adverse effect on the operation of any Hotel. No written notice has been received by any Crestline Knowledge Entity of any bill or claim for labor or services or for materials furnished to any Hotel, which remains unpaid and for which provision for payment has not been made, that would have a material, adverse effect on the operation of any Hotel.

     3.16.  Brokers' Fees.

            No Crestline Lessee has, and as of the Closing Date no Crestline Lessee Parent will have, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any HMC TRS Party could become liable or obligated.

     3.17.  Personal Property.

            To the Knowledge of each Crestline Knowledge Entity, all of the personal property used in connection with the operation of any of the Hotels is located at the applicable Hotel and, in the case of tangible personal property, is in good condition except for such personal property scheduled to be replaced in the Ordinary Course of Business.

4.    REPRESENTATIONS AND WARRANTIES OF HMC TRS

           Except as set forth in the Disclosure Schedule (with a reference to the particular Section hereof to which such exception relates), HMC TRS represents and warrants to the Crestline Parties, and Host LP represents and warrants to the Crestline Parties as to itself only with respect to Sections 4.1, 4.2 and 4.3, that the statements contained in this Section 4 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

     4.1.  Organization of HMC TRS Parties.

           Each HMC TRS Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

     4.2.  Authorization of Transaction; Enforceability.

           Each HMC TRS Party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each HMC TRS Party, enforceable in accordance with its terms and conditions. No HMC TRS Party is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     4.3.  Noncontravention.

           Neither the execution and the delivery of this Agreement by the HMC TRS Parties, nor the consummation of the transactions contemplated hereby by the HMC TRS Parties, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which either HMC TRS Party is subject or any provision of the certificate of formation, operating agreement or partnership agreement (as applicable) of either HMC TRS Party or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material Contract to which either HMC TRS Party is a party or by which either HMC TRS Party is bound or to which any of their respective Assets is subject.

     4.4.  Litigation.

           To the Knowledge of each HMC TRS Party, there is no material action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened against HMC TRS or relating to the transactions contemplated hereby that is not covered by insurance or that is seeking to prevent or materially impair the consummation of the transactions contemplated by this Agreement.

     4.5.  Brokers' Fees.

           HMC TRS has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Crestline Party could become liable or obligated.

5.   PRE-CLOSING COVENANTS.

           The following provisions shall apply with respect to the period between the execution of this Agreement and the Closing (except to the extent that any provisions specifically relate to the period following the Closing).

     5.1.  General.

           Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary in order to consummate the transactions contemplated by this Agreement (including the satisfaction of the conditions set forth in Section 7 below) by the Closing Date (or such other date as is specified herein).

     5.2.  Distribution of Excess Cash.

           Immediately prior to the Closing, each Crestline U.S. Transferor shall cause the Crestline Lessee Parent owned by it to cause the Crestline Lessee or Crestline Lessees that such Crestline Lessee Parent owns to distribute to such Crestline Lessee Parent, and such Crestline Lessee Parent to distribute to such Crestline U.S. Transferor, (a) all right, title and interest of each such Crestline Lessee in and to any accounts used by such Crestline Lessee to receive remittances of Owner's Distribution from the applicable manager, other than any account that comprises part of a cash management system under a loan arrangement or otherwise is not under the control of a Crestline Party, Crestline Lessee Parent or Crestline Lessee, (b) all receivables due to each such Crestline Lessee with respect to Owner's Distributions for any period ending on or before the Effective Date (other than any receivables relating to Owner's Distributions required to be deposited in any account that comprises part of a cash management system under a loan arrangement or otherwise is not under the control of a Crestline Party, Crestline Lessee Parent or Crestline Lessee), provided that such distributions of receivables shall be made, and such receivables shall be acquired by the Crestline Lessee Parent and Crestline U.S. Transferor, subject in each case to the Liens in favor of the applicable Host Lessor and its lenders, and (c) all cash on hand of each such Crestline Lessee (other than amounts included in Closing Working Capital), provided that any cash (or receivables) of a Crestline Lessee otherwise required to be distributed to a Crestline Transferor pursuant hereto that is held in an account that comprises part of a cash management system under a loan arrangement or that is otherwise not under the control of a Crestline Party, Crestline Lessee Parent or Crestline Lessee shall be deemed to have been distributed to such Crestline U.S. Transferor immediately prior to the Effective Date and shall not be included in Closing Working Capital, and all such cash (or receivables) deemed distributed to a Crestline U.S. Transferor pursuant hereto immediately prior to the Effective Date shall be paid over to such Crestline U.S. Transferor by the applicable Crestline Lessee or Crestline Lessee Parent as soon as such cash (or receivables) shall be released from such cash management system or otherwise shall come under the control of the applicable Crestline Lessee or Crestline Lessee Parent. In addition, each Crestline Lessee shall provide to each servicer or other person in control of any such account an irrevocable instruction to deliver to the applicable Crestline U.S. Transferor any amounts received from and after the Effective Date representing an Owner's Distribution (after deductions and payments made in accordance with the applicable cash management procedures) and all other amounts received on behalf of the applicable Crestline Lessee under the applicable management agreements with respect to accounting periods (including any partial accounting period) prior to the Effective Date (other than amounts included in Closing Working Capital). None of the distributions and deemed distributions of cash by the Crestline Lessees and Crestline Lessee Parents to the Crestline Lessors pursuant to this Section 5.2 shall be considered payment of the Total Cash Amount. In addition, nothing in this

Section 5.2 shall in any way affect the obligations of the Crestline Transferors under Section 6.3(a).

     5.3.  Exchange Under Section 1031.

          (a) The HMC TRS Parties acknowledge that it is the intent of the Crestline Parties that the transactions contemplated in Section 2 of this Agreement qualify as one or more tax-deferred exchanges under Section 1031 of the Code for the Crestline Transferors (such tax-deferred exchanges collectively, a "1031 Exchange"). Therefore, to the extent possible, the provisions of this Section 5.3 shall be interpreted consistently with this intent. The foregoing notwithstanding, if a 1031 Exchange as to the Crestline Transferors cannot be effected by the Crestline Transferors for any reason other than a breach of this Agreement by any HMC TRS Party, each Crestline Transferor shall be obligated to consummate the transactions contemplated by this Agreement as a taxable purchase and sale. Under no circumstances shall the Crestline Parties' right to elect to consummate the transactions contemplated hereby as a 1031 Exchange as to the Crestline Transferors, rather than a taxable purchase and sale, delay the consummation of the transactions contemplated hereby or otherwise adversely affect the HMC TRS Parties' rights hereunder.

          (b) To exercise their right under this Section 5.3 to consummate the transactions contemplated hereby as a 1031 Exchange as to the Crestline Transferors, the Crestline Transferors shall provide HMC TRS with written notice of their intent to consummate the transactions contemplated hereby as a 1031 Exchange as to the Crestline Transferors no later than December 20, 2000, which notice shall designate the QI and the QI Cash Amount.

          (c) If the Crestline Parties exercise their right to consummate the transactions contemplated hereby as a 1031 Exchange as to the Crestline Transferors, each Crestline Transferor may, on or before the Closing, (i) assign its rights under this Agreement to the QI or (ii) transfer the Crestline Lessee Parents to the QI, subject to all of the HMC TRS Parties' rights under this Agreement, including HMC TRS's right to acquire the Crestline Lessee Parents and the Canadian Hotel Lease Assets as of the Closing (but only after receipt by HMC TRS of all applicable consents and approvals with respect thereto). In either case, all cash payments which HMC TRS is obligated to make to the Crestline Transferors under this Agreement shall be made to the QI and not to the Crestline Transferors unless otherwise directed in writing by the Crestline Transferors. The HMC TRS Parties shall cooperate with the Crestline Parties and the QI in arranging the 1031 Exchange as to the Crestline Transferors, subject to the terms hereof with respect to costs and expenses incurred by HMC TRS. Each Party shall execute any and all documents reasonably requested by each Crestline Party or the QI to facilitate the consummation of the transactions contemplated hereby as a 1031 Exchange as to the Crestline Transferors; provided, however,
                                                           --------  -------
that no such document shall
adversely affect the HMC TRS Parties in any material respect or change any of the material economic terms and conditions of the transaction with respect to the HMC TRS Parties.

          (d) Notwithstanding anything to the contrary contained herein, if any Crestline Party assigns its rights under this Agreement to the QI or transfers any Crestline Lessee Parent to the QI, (i) the Crestline Parties shall reimburse the HMC TRS Parties on or prior to the Closing for all out-of-pocket expenses incurred by the HMC TRS Parties that would not have been incurred if the transactions contemplated hereby were consummated as a taxable purchase and sale (excluding any attorneys' fees and expenses incurred by the HMC TRS Parties in structuring and documenting the transactions contemplated by this Agreement),
(ii) no such assignment or transfer shall release any Crestline Party from any of its obligations hereunder, and (iii) from and after any such assignment or transfer each Crestline Transferor shall be obligated to cause the QI to consummate the transactions contemplated hereby on the same terms and conditions as would have applied if such assignment or transfer had not occurred and shall remain liable to HMC TRS in the event of any failure by the QI to consummate all or any portion of such transactions.

          (e) In no event shall HMC TRS be obligated to acquire title to any other property, whether by deed or contract right, for the benefit of any Crestline Transferor. HMC TRS's sole obligation in connection with any 1031 Exchange as to the Crestline Transferors shall be to acquire the Crestline Lessee Parents and Canadian Hotel Lease Assets from each Crestline Transferor or the QI in exchange for the Total Cash Amount. Each Crestline Transferor acknowledges that (i) such Crestline Transferor is not relying on any representations of HMC TRS or counsel to HMC TRS with respect to the federal, state or local income tax treatment of any Crestline Party in connection with the transactions contemplated hereby and (ii) agrees that the Crestline Parties shall bear all risks associated with the tax treatment of the Crestline Parties in connection with the transactions contemplated hereby.

     5.4. Notices and Consents.

          Each of the Parties shall (and the Crestline U.S. Transferors shall cause each of the Crestline Lessee Parents and the Crestline Lessees to) give all notices to, make all filings with, and use commercially reasonable efforts to obtain all authorizations, consents and approvals of governments and governmental agencies and third parties in connection with the transactions contemplated hereby.

     5.5. Conduct of Business by Crestline Parties Prior to Closing.

          (a) No Crestline Party shall take any action, or cause or permit the Crestline Lessee Parents or Crestline Lessees to take any action, that would cause any of the representations and warranties of any Crestline Party set forth herein not to be true and correct as of the Closing Date in all material respects.

         (b) The Crestline U.S. Transferors shall cause each Crestline Lessee to, and the Crestline Canadian Transferors shall, operate the applicable Hotel or Hotels in the Ordinary Course of Business and in accordance with the applicable Hotel Leases and management agreements (provided that no Crestline Transferor shall be deemed to have breached this Section 5.5(b) as a result of any act or omission by any HMC TRS Party).

         (c) The Crestline U.S. Transferors shall not cause or permit any Crestline Lessee Parent or Crestline Lessee to do, and the Crestline Canadian Transferors shall not do, any of the following without the prior written consent of HMC TRS: (i) grant any material waiver or consent under any material Contract by which any Crestline Lessee Parent, Crestline Lessee or Crestline Canadian Transferor is bound or to which the Assets of any Crestline Lessee Parent, Crestline Lessee or Crestline Canadian Transferor are subject, including the applicable management agreement; (ii) enter into or amend any material Contract except in the Ordinary Course of Business or as contemplated by the applicable management agreement; (iii) declare, set aside or pay any dividend or distribution with respect to their capital stock or membership interest except as permitted pursuant to Section 5.2; (iv) directly or indirectly redeem, purchase or otherwise acquire any of their capital stock or membership interest;
(v) effect a split, reclassification or other change in or of any of their capital stock; (vi) amend their certificate of formation or operating agreement or comparable governing documents except as necessary to consummate the transactions contemplated hereby; (vii) borrow or agree to borrow any funds, or directly or indirectly guarantee or agree to guarantee the obligations of others; (viii) place, or allow to be placed, any Lien other than a Permitted Lien on any of their Assets; (ix) cancel any indebtedness owing to it, relinquish or surrender any claim or course of action it may possess, or waive any rights of material value to such Crestline Lessee Parent, Crestline Lessee or Crestline Canadian Transferor; (x) sell, assign or otherwise transfer any Intellectual Property; (xi) sell, assign or otherwise transfer any interest in any Asset (other than in the Ordinary Course of Business); (xii) violate any applicable Law, the violation of which (individually or in the aggregate) could reasonably be expected to have a material adverse effect on any Crestline Lessee Parent, Crestline Lessee or Crestline Canadian Transferor; (xiii) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), which (individually or in the aggregate) could reasonably be expected to have a material adverse effect on any Crestline Lessee Parent, Crestline Lessee or Crestline Canadian Transferor; or (xiv) make any loan or advance to any Affiliate or to any other Person.

     5.6. Casualty; Condemnation.

          (a) If, prior to the Closing Date, all or any part of any Hotel shall be taken or threatened to be taken or there shall be a taking or threatened taking of any property which adversely affects the ingress or egress to any Hotel or the proper use thereof, in either case, in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority, the Crestline Transferors shall give HMC TRS notice of such taking or threatened taking (together with a copy of all information it has in its possession regarding the same) within five business days after any Crestline Transferor became aware thereof. In such event, at Closing, the Crestline Transferors shall assign to HMC TRS all condemnation proceeds related to such taking payable to any Crestline Party (other than proceeds related to business interruption for the period prior to the Effective Date which shall be for the benefit of the Crestline Transferors), and the Crestline Transferors shall deliver to HMC TRS at Closing all condemnation proceeds received by any of the Crestline Parties with respect to any such taking prior to the Effective Date (other than proceeds related to business interruption for the period prior to the Effective Date which shall be for the benefit of the Crestline Transferors). The Crestline Transferors shall reasonably cooperate with HMC TRS in connection with the collection by HMC TRS of any such condemnation proceeds after the Closing Date.

          (b) For purposes of this Article, the term "taking" shall include temporary as well as permanent takings.

          (c) The provisions of this Section 5.6 are expressly intended to supersede any laws to the contrary governing the matters set forth in this
Section 5.6.

     5.7. Notice of Developments; Effect of Disclosure of Breaches of Representations and Warranties on Closing Conditions and Indemnification.

          (a) The Crestline Transferors shall give prompt written notice to HMC TRS of any material adverse development that has caused, or could reasonably be expected to cause, a breach of any of the representations or warranties in
Section 3.

          (b) HMC TRS shall give prompt written notice to the Crestline Transferors of any material adverse development that has caused, or could reasonably be expected to cause, a breach of any of the representations or warranties in Section 4.

          (c) The disclosure of any breach shall not be deemed to correct the applicable representations and warranties for purposes of Section 7.2(a) and

Section 7.3(a), but shall be deemed to correct the applicable representations and warranties for purposes of Section 8.2(a) and Section 8.3(b).

     5.8. Full Access.

          (a) Each of the Crestline Transferors shall permit, and shall cause each of the Crestline Lessee Parents and the Crestline Lessees to permit, representatives of HMC TRS to have full access at all reasonable times, upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Crestline Lessee Parents, the Crestline Lessees and the Crestline Canadian Transferors, to all premises, properties, personnel, books, records (including tax records), Contracts and documents of or pertaining to each of the Crestline Lessee Parents, the Crestline Lessees, the Crestline Canadian Transferors and the Hotels, in the possession or control of any Crestline Transferor, Crestline Lessee Parent or Crestline Lessee. HMC TRS shall hold as confidential any Confidential Information it receives from any Crestline Party, Crestline Lessee Parent or Crestline Lessee in the course of the reviews contemplated by this Section 5.8 and shall not use any such Confidential Information except in connection with the transactions contemplated by this Agreement. If this Agreement is terminated for any reason whatsoever, HMC TRS shall, at the direction of the Crestline Transferors, either return to the Crestline Transferors all tangible embodiments (and all copies) of the Confidential Information which are in its possession or destroy such tangible embodiments (and copies) and provide a certification of such destruction.

          (b) In the event any HMC TRS Party is requested (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) or required by applicable law (including securities laws) to disclose any Confidential Information, HMC TRS shall notify the Crestline Transferors promptly of the request or requirement so that the Crestline Transferors may seek an appropriate protective order or waive compliance with the provisions of this Section 5.8. If, in the absence of a protective order or the receipt of a waiver hereunder, HMC TRS is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt or otherwise required to disclose any Confidential Information by applicable law, then HMC TRS may disclose the Confidential Information to the tribunal or pursuant to such applicable law; provided, however, that in connection with any legal
                     --------  -------
proceeding HMC TRS shall use its reasonable best efforts to obtain, at the reasonable request of the Crestline Transferors, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Crestline Transferors shall designate.

     5.9.  Maintenance of Business Relationships.

           No Crestline Transferor shall take any action, or cause or permit any Crestline Lessee Parent or Crestline Lessee to take any action, that is designed or intended to have the effect of discouraging any lessee, licensee, customer, supplier or other business associate of any Crestline Lessee or Crestline Canadian Transferor from maintaining the same business relationships with such Crestline Lessee or Crestline Canadian Transferor after the Closing as it maintained with such Crestline Lessee or Crestline Canadian Transferor prior to the Closing.

     5.10. Contribution of Crestline Lessees to Crestline Lessee Parents.

           Prior to the Effective Date and after receipt of written notification from HMC TRS of receipt of the applicable consents and approvals set forth on Schedule E or waiver thereof by HMC TRS, each Crestline U.S. Transferor shall
----------
form its applicable Crestline Lessee Parent and contribute to such Crestline Lessee Parent the Crestline Lessee or Crestline Lessees indicated to be owned by such Crestline Transferor on Schedule A. The operating agreements of the
                             ----------
Crestline Lessee Parents and the documents used to effect the foregoing contributions shall be in the forms provided by HMC TRS to the Crestline Transferors.

     5.11. Marriott International Release.

           The Crestline Parties shall consult with the HMC TRS Parties with regard to the form and substance of the release of Marriott International, Inc. and its Affiliates referred to in Section 7.4(h) prior to the execution and delivery of such release by Crestline and the Crestline U.S. Transferors.

6.   POST-CLOSING COVENANTS.

           The following provisions shall apply with respect to the period following the Closing.

     6.1.  General.

           In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor pursuant to Section 7).

     6.2. Delivery of Personal Property.

          Promptly after the Closing, (a) the Crestline U.S. Transferors shall deliver to HMC TRS all documents, books, records (including tax records), agreements and financial data of any sort relating to the Crestline Lessee Parents or the Crestline Lessees and (b) the Crestline Canadian Transferors shall deliver to HMC TRS the personal property conveyed pursuant to Section 2.1(b)(v). Prior to making any of the foregoing deliveries, each Party shall have the opportunity to make copies of the materials to be delivered by such Party for its permanent records.

     6.3. Rent Payments; Operating Profit Payments.

          (a) After the Closing, the Crestline U.S. Transferors and Crestline Canadian Transferors shall pay or cause to be paid, no later than the second Business Day after the applicable payment of Owner's Distribution is due under the applicable management agreement, the rent payable by the Crestline Lessees and the Crestline Canadian Transferors under the applicable Hotel Leases with respect to all accounting periods (including any partial accounting period) prior to the Effective Date, to the extent not paid by the Crestline Lessees or the Crestline Canadian Transferors prior to the Closing Date, with such payments to be made from amounts distributed to the Crestline U.S. Transferors pursuant to Section 5.2 or other assets of the Crestline Transferors and Crestline (and not from any assets of the Crestline Lessees or Crestline Lessee Parents held by them following the Closing).

          (b) In the event that any Crestline Lessee or Crestline Lessee Parent shall receive after the Closing a payment of Owner's Distribution (or other amounts that would have been due to and retained by the Crestline Lessee under the applicable Hotel Lease and management agreement for the period prior to the Effective Date) (after deductions and payments made in accordance with the applicable cash management procedures) under the applicable management agreements made with respect to accounting periods (including any partial accounting period) prior to the Effective Date (other than amounts included in Closing Working Capital), such amount shall be considered an asset of the Crestline U.S. Transferors (and not an asset of the Crestline Lessee or Crestline Lessee Parent receiving such amount), and the Crestline Lessee or Crestline Lessee Parent receiving such amount shall as promptly as practicable transfer such amount to the applicable Crestline U.S. Transferor. Nothing in this Section 6.3(b) shall in any way affect the obligations of the Crestline Transferors under Section 6.3(a).

          (c) In the event that any Crestline Party shall receive after the Closing a payment of Owner's Distribution (or other amounts that would have been due to and retained by the Crestline Lessee under the applicable Hotel Lease and management agreement for the period after the Effective Date) made with respect to accounting periods (including any partial accounting period) after the Effective Date, such amount shall be considered an asset of the applicable Crestline Lessee or HMC TRS Canadian Designee (and not an asset of the such Crestline Party receiving such amount), and the Crestline Party receiving such amount shall as promptly as practicable transfer such amount to the applicable Crestline Lessee or HMC TRS Canadian Designee.

     6.4. Guaranty of Rent, Tenant Operating Profit and Adjustments.

          (a) Crestline shall pay or cause the applicable Crestline Transferor to pay to the applicable Host Lessor the full amount of rent payable by each Crestline Lessee or Crestline Canadian Transferor under the applicable Hotel Lease with respect to all accounting periods (including any partial accounting period) prior to the Effective Date, to the extent not paid by such Crestline Lessee or Crestline Canadian Transferor prior to the Closing Date or satisfied pursuant to Section 6.3. Crestline also shall pay or cause the applicable Crestline Transferor to pay the applicable manager any overpayments of Owner's Distribution or other amounts received from the manager with respect to any accounting periods (including any partial accounting period) prior to the Effective Date to the extent received by a Crestline Party, Crestline Lessee or Crestline Lessee Parent prior to Closing or by a Crestline Party after Closing.

          (b) (i) In the event that (A) the aggregate NOI of a Crestline Lessee with respect to a Hotel Lease for all accounting periods (including any partial accounting period) ending prior to the Effective Date is greater than
(B) the sum of (I) the aggregate amount of Owner's Distributions paid to or on behalf of the Crestline Lessee by the applicable manager with respect to such periods (including any amounts paid on or after the Effective Date to a Crestline U.S. Transferor pursuant to Section 5.2) plus (II) the aggregate amount of all adjustments or abatement of rent payable by the Crestline Lessee under the applicable Hotel Lease with respect to such periods as a result of amounts of NOI having been applied by the applicable manager to payment of amounts as to which the Host Lessor and not the Crestline Lessee was obligated under the terms of the Hotel Lease plus (III) the amount of any receivable for amounts of unpaid Owner's Distributions as of the Effective Date assigned by the Crestline Lessee to a Crestline U.S. Transferor pursuant to Section 5.2, HMC TRS shall pay (or cause to be paid) to the Crestline Transferors an amount of cash equal to the excess of the amount in clause (A) over the amount in clause (B) (and Host LP shall cause payment of such amount to be made).

               (ii) In the event that (A) the aggregate NOI of a Crestline Lessee with respect to a Hotel Lease for all accounting periods (including any partial accounting period) ending prior to the Effective Date is less than (B) the sum of (I) the aggregate amount of Owner's Distributions paid to or on behalf of the Crestline Lessee by the applicable manager with respect to such periods (including any amounts paid on or after the Effective Date to a Crestline U.S. Transferor pursuant to Section 5.2) plus (II) the aggregate amount of all adjustments or abatement of rent payable by the Crestline Lessee under the applicable Hotel Lease with respect to such periods as a result of amounts of NOI having been applied by the applicable manager to payment of amounts as to which the Host Lessor and not the Crestline Lessee was obligated under the terms of the Hotel Lease plus (III) the amount of any receivable for amounts of unpaid Owner's Distributions as of the Effective Date assigned by the Crestline Lessee to a Crestline U.S. Transferor pursuant to Section 5.2, the Crestline Transferors shall pay (or cause to be paid) to the HMC TRS U.S. Designee an amount of cash equal to the excess of the amount in clause (B) over the amount in clause (A) (and Crestline shall cause payment of such amount to be made).

               (iii) As used in this Section 6.4(b), "NOI" shall mean, with respect to any period, (A) the aggregate revenues derived by the Crestline Lessee from operation of the applicable Hotel less (B) the aggregate expenses incurred by or on behalf of the Crestline Lessee in connection with the operation of such Hotel for which the Crestline Lessee is obligated under the terms of the applicable Hotel Lease and management agreement (but not including rent payable by the Crestline Lessee under the Hotel Lease).

          (c) Each of Crestline and Host LP hereby guarantees payment to HMC TRS and Crestline Parties, respectively, of the full amount of any adjustments to the Total Cash Amount pursuant to Section 2.3 on or prior to the Adjustment Deadline.

     6.5. Allocation.

          The Parties shall allocate the Total Cash Amount among the equity interests in each Crestline Lessee and the Canadian Hotel Lease Assets, in each case in accordance with Schedule C attached hereto. Schedule C shall be amended
                        ----------                   ----------
upon (a) the presentation by the Crestline Transferors or HMC TRS of written evidence supporting a revised allocation and (b) the written acknowledgement by HMC TRS or the Crestline Transferors, respectively, that such revised allocation is acceptable (which written acknowledgement may be withheld in the sole discretion of HMC TRS or the Crestline Transferors, as applicable). The Parties shall further allocate the portion of the Total Cash Amount allocable to each Crestline Lessee among the various Assets of such Crestline Lessee.

     6.6. Accounting and Other Matters.

          (a) The Crestline Transferors shall prepare and deliver (or cause to be prepared and delivered) the financial statements required to be prepared by the tenant under Section 17.2 of each of the Hotel Leases for all accounting periods beginning before December 30, 2000 in such manner and at such time as required to be prepared and delivered by the tenant under each such Hotel Lease. Except as may be otherwise required under loan arrangements between the applicable Host Lessor and its lender relating to the applicable Hotel, HMC TRS shall prepare and deliver (or cause to be prepared and delivered) the financial statements required to be prepared by the tenant under Section 17.2 of each of the Hotel Leases for the partial accounting period beginning on December 30, 2000 and each accounting period thereafter through the Closing Date in such manner and at such time as required to be prepared and delivered by the tenant under each such Hotel Lease.

          (b) Each Crestline Party shall afford to the HMC TRS Parties and their authorized accountants, counsel, financial advisors, lenders, ground lessors and other designated representatives reasonable access (including using reasonable efforts to give access to Persons possessing information) and duplicating rights, during normal business hours upon reasonable prior notice, to all records, books, contracts, instruments, computer data and other data and information relating to operations of the Hotels prior to the Effective Date (collectively, "Information") within such Crestline Party's possession, insofar as such access is reasonably required for the conduct of the ongoing business of the Hotels or the Crestline Lessees, subject to appropriate restrictions for classified or Confidential Information. Information may be requested under this
Section 6.6(b) for the legitimate business purposes of any HMC TRS Party, including without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

          (c) Each Crestline Party may destroy or otherwise dispose of any Information at any time after the third anniversary of this Agreement (subject to any pending proceeding), provided, however, that, prior to such destruction
                            --------  -------
or disposal, (i) it shall provide no less than 90 or more than 120 days prior written notice to the HMC TRS Parties, specifying in reasonable detail the Information proposed to be destroyed or disposed of, and (ii) if such HMC TRS Party shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such HMC TRS Party, the Crestline Party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the HMC TRS Party.

     6.7. Liquor Licenses.

          In furtherance of Section 6.1, prior to the Closing Date the Parties shall take all such action as is necessary to cause appropriate liquor licenses to be vested in, or to continue to be vested in, from and after the Closing Date, the Crestline Lessees or the HMC TRS Canadian Designees, as applicable (including the execution and delivery of such further instruments and documents), all at the sole cost and expense of the requesting Party (unless such Party is entitled to indemnification therefor pursuant to Section 8).

     6.8. Crestline Corporate Guarantees.

          From and after the Closing Date, HMC TRS shall use its reasonable best efforts to obtain the release of Crestline from its obligations under the guarantees set forth on Schedule D (the "Crestline Corporate Guarantees"). Such
                        ----------
reasonable best efforts shall include the substitution of HMC TRS as the obligor party on such guarantees, but shall not include the payment of any amount of money to obtain any such release.

7.   CONDITIONS TO OBLIGATION TO CLOSE.

     7.1. Conditions to Obligation of the Parties.

          The obligation of each of the Parties to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

          (a) at the time of the Closing no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation; and

          (b) such Party shall have received all material authorizations, consents and approvals of governments and governmental agencies required for it to consummate the transactions contemplated hereby.

          The Parties may waive any condition specified in this Section 7.1 by executing a writing to such effect at or prior to the Closing. All of the foregoing conditions set forth in this Section 7.1 shall be deemed waived if Closing occurs, but each Party shall retain its respective rights under Article 8 with respect to breach of any representation or warranty.

     7.2. Conditions to Obligation of HMC TRS.

          The obligation of HMC TRS to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

          (a) each of the representations and warranties set forth in Section 3 shall be true and correct in all material respects as though made as of the Closing Date;

          (b) each Crestline Party shall have performed and complied with its respective covenants hereunder in all material respects through the Closing;

          (c) HMC TRS shall have obtained all consents and approvals set forth on Schedule E;
   ----------

          (d) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) affect adversely the right of HMC TRS to own and to control the Crestline Lessee Parents or Canadian Hotel Lease Assets or (ii) affect adversely the right of any Crestline Lessee or HMC TRS Canadian Designee to own and operate the Hotels (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          (e) there shall not have been a change in tax laws on or before the Closing Date that would hinder the consummation of the transactions contemplated hereby or jeopardize the qualification of Host REIT as a real estate investment trust if the transactions contemplated hereby were consummated;

          (f) the Crestline Transferors shall have made the deliveries required pursuant to Section 7.4 and Section 7.5; and

          (g) the party defined as "Marriott" under the Consents and Assignments of Management Agreements and the Consents and Assignments of License Agreements shall have agreed to amend such agreements as set forth on Schedule
                                                                      --------
F, which agreement shall be in form and substance reasonably satisfactory to HMC
-
TRS.

          HMC TRS may waive any condition specified in this Section 7.2 by executing a writing to such effect at or prior to the Closing. All of the foregoing conditions set forth in this Section 7.2 shall be deemed waived if Closing occurs, but HMC TRS shall retain the rights under Article 8 with respect to any breach of representation or warranty.

     7.3. Conditions to Obligation of the Crestline Transferors.

          The obligation of each of the Crestline Transferors to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

          (a) each of the representations and warranties set forth in Section 4 shall be true and correct in all material respects as though made as of the Closing Date;

          (b) each HMC TRS Party shall have performed and complied with all its covenants hereunder in all material respects through the Closing;

          (c) the Crestline Transferors shall have obtained all consents and approvals set forth on Schedule G; and
                       ----------

          (d)  HMC TRS shall have made the deliveries required pursuant to
Section 7.6.

          The Crestline Transferors may waive any condition specified in this
Section 7.3 by executing a writing to such effect at or prior to the Closing. All of the foregoing conditions set forth in this Section 7.3 shall be deemed waived if Closing occurs, but the Crestline Transferors shall retain their rights under Article 8 with respect to any breach of a representation or warranty. Notwithstanding anything to the contrary contained herein, the Crestline Transferors shall be required to waive the condition set forth in
Section 7.3(c) if HMC TRS delivers to the Crestline Transferors a written undertaking to indemnify the Crestline Transferors and any other Crestline Indemnitees in accordance with the procedures set forth in Section 8.4 against any Losses arising out of such waiver (other than Losses based on preexisting breaches by the Crestline Lessee or Crestline Indemnitee of the applicable contractual arrangements).

     7.4. Closing Deliveries of the Crestline Transferors.

          At the Closing, the Crestline Parties shall execute, or cause to be executed, and deliver, or cause to be delivered, the following items:

          (a) a certificate to the effect that each of the conditions specified above in Section 7.2(a) and Section 7.2(b) have been satisfied;

          (b)  the Host/Crestline Omnibus Termination Agreement;

          (c)  the Residence Inn/Courtyard Consent Agreement;

          (d) an instrument with respect to each Crestline Lessee Parent executed by the applicable Crestline U.S. Transferor assigning the 100% equity interest in such Crestline Lessee Parent owned by such Crestline U.S. Transferor to HMC TRS, free and clear of all Liens other than Liens in favor of the applicable Host Lessor or its lenders, which instrument shall be in a form reasonably satisfactory to HMC TRS and the Crestline U.S. Transferors;

          (e) resignations, effective as of the Effective Date, of each manager and officer of each of the Crestline Lessee Parents and each of the Crestline Lessees other than managers required to remain in office under the terms of any applicable debt agreement;

          (f) Uniform Commercial Code, judgment and tax lien searches from the Department of Assessments and Taxation of the State of Maryland with respect to each Crestline Lessee Parent and Crestline Lessee, which searches shall show no Liens other than Liens in favor of the applicable Host Lessor or its lenders;

          (g) an instrument assigning to the HMC TRS U.S. Designee all of the outstanding capital stock of CCC CMBS Corporation, a Delaware corporation, free and clear of all Liens other than Liens in favor of any Host Lessor or lender thereof, which instrument shall be in a form reasonably satisfactory to HMC TRS;

          (h) an instrument releasing Marriott International, Inc. and its Affiliates from all Liabilities of Marriott International, Inc. and its Affiliates to Crestline and the Crestline U.S. Transferors relating to the direct or indirect ownership by Crestline and the Crestline U.S. Transferors of equity interests of the Crestline Lessees prior to the Effective Date (but which release shall specifically not apply to any Liabilities of Marriott International, Inc. and its Affiliates to the Crestline Lessees or the Crestline Canadian Transferors), which release shall be in form and substance reasonably satisfactory to the Parties; and

          (i) such other documents or instruments as HMC TRS shall reasonably request in order to more fully effectuate the transactions contemplated hereby.

     7.5. Closing Deliveries of the Crestline Parties relating to the Canadian Hotel Leases.

          At the Closing, the Crestline Canadian Transferors shall execute, or cause to be executed, and deliver, or cause to be delivered, the following items relating to the Canadian Hotel Lease Assets:

          (a) an instrument assigning each of the Canadian Hotel Leases and the applicable Canadian Hotel Lease Related Documents to the applicable HMC TRS Canadian Designee, in the form attached hereto as Exhibit A, with such changes
                                                  ---------
as shall be required for such assignment to be in proper form for recording in each jurisdiction in which a Canadian Hotel is located;

          (b) an instrument in the form attached hereto as Exhibit B assigning
                                                           ---------
to the applicable HMC TRS Canadian Designee (i) each of the applicable management agreements (including the applicable License and Royalty Agreement and International Services Agreement) and (ii) the items set forth in Section 2.1(b)(iii), (iv) and (v); and

          (c) such other instruments as HMC TRS shall reasonably request in order to vest title to the Canadian Hotel Lease Assets in the HMC TRS Canadian Designees.

     7.6. Closing Deliveries of HMC TRS.

          At the Closing, HMC TRS shall execute, or cause to be executed, and deliver, or cause to be delivered, the following items:

          (a) a certificate to the effect that each of the conditions specified above in Section 7.3(a) and Section 7.3(b) have been satisfied;

          (b)  the Host/Crestline Omnibus Termination Agreement;

          (c)  the Residence Inn/Courtyard Consent Agreement;

          (d) the QI Cash Amount to the QI and the Excess Cash Amount to the applicable designee of the Crestline Transferors;

          (e) an assumption by each HMC TRS Canadian Designee of the obligations of the maker under the applicable Working Capital Note and a release of the Crestline Canadian Transferors from all liabilities under such Working Capital Note; and

          (j) such other documents or instruments as the Crestline Transferors shall reasonably request in order to more fully effectuate the transactions contemplated hereby.

8.   REMEDIES FOR BREACHES OF THIS AGREEMENT.

     8.1. Survival of Representations and Warranties.

          (a) All of the representations and warranties of the Parties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2 and 4.3 above shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and shall continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

          (b) All of the other representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and shall continue in full force and effect for a period of 15 months after the Closing Date (provided, however, that such 15 month limitation shall not limit claims as to which notice shall have been given prior to the expiration of such 15 month period).

          (c) All covenants of the Parties contained in this Agreement which are to be performed post-Closing, including (without limitation) those post-Closing covenants set forth in Article 6 and this Article 8, shall survive until performed.

     8.2. Indemnification Provisions for Benefit of the HMC TRS Parties.

          The Crestline Transferors shall jointly and severally indemnify, defend, and hold the HMC TRS Parties and their Affiliates and their respective officers, directors, employees, agents, advisors and representatives (collectively, the "HMC TRS Indemnitees") harmless from and against any and all Losses ("HMC TRS Damages") incurred by any HMC TRS Indemnitee with respect to, resulting from, arising out of, relating to, in the nature of, or caused by or in connection with:

          (a) any breach of any of the representations, warranties and covenants of any Crestline Party contained in this Agreement (other than Section 3.9(a)) or in any other document delivered by any Crestline Party pursuant hereto (subject to the limitations set forth in Section 8.1(a) and 8.1(b));

          (b) (i) any Taxes (excluding Taxes to be paid by HMC TRS pursuant to Section 9.5) owed by any Crestline Lessee Parent or Crestline Lessee with respect to any Tax year or portion thereof, beginning after December 28, 1998 and ending on or before the Effective Date (or for any Tax year beginning before and ending after the Effective Date to the extent allocable (determined in a manner consistent with Section 9.2 and Section 9.6) to the portion of such period beginning before and ending on the Effective Date) (other than sales and use Taxes attributable to the operations of the Hotels which taxes are governed by Section 8.2(d)) and (ii) unpaid Taxes of Crestline or any of its Affiliates under Reg. (S)1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise, with respect to any period ending on or before or including the Effective Date;

          (c) the gross negligence or willful misconduct of any Crestline Lessee Parent, Crestline Lessee or Crestline Canadian Transferor (other than employee claims against a manager and environmental claims that are not known to exist at the time of the Closing or are not discovered prior to the Adjustment Deadline) prior to the Effective Date;

          (d) unpaid sales and use Taxes which are the responsibility of the Crestline Lessees under the Hotel Leases (other than any tax obligations of the landlord under the Hotel Leases) for any periods (or portions thereof) after December 31, 1998 and prior to the Effective Date which are known to exist at the time of the Closing or are discovered prior to the Adjustment Deadline;

          (e) any Liabilities of any Crestline Lessee, Crestline Lessee Parent or Crestline Canadian Transferor (other than Taxes, which are addressed in Section 8.2(b) and Section 8.2(d)) with respect to any periods (or portions thereof) after December 28, 1998 and prior to the Effective Date which are known to exist at the time of the Closing or are discovered prior to the Adjustment Deadline;

          (f) the consummation of the transactions contemplated hereby as a 1031 Exchange as to the Crestline Transferors (or the election by the Crestline Transferors to consummate the transactions contemplated hereby as a 1031 Exchange), if such Losses would not have been incurred by such HMC TRS Indemnitee if the transactions contemplated hereby had not been consummated as a 1031 Exchange as to the Crestline Transferors (or the Crestline Transferors had not made such election) (excluding reasonable attorneys' fees and costs incurred in documenting and structuring the transactions contemplated hereby).

     8.3. Indemnification Provisions for Benefit of the Crestline Parties.

          HMC TRS shall indemnify, defend and hold each Crestline Party and their Affiliates and their respective officers, directors, employees, agents, advisors and representatives (collectively, the "Crestline Indemnitees") harmless from and against any and all Losses ("Crestline Damages") incurred by any Crestline Indemnitee with respect to, resulting from, arising out of, relating to, in the nature of, or caused by or in connection with:

          (a) any breach of any of the representations, warranties and covenants of HMC TRS contained in this Agreement or in any other document delivered by any HMC TRS Party pursuant hereto (subject to the limitations set forth in Section 8.1(a) and 8.1(b));

          (b) any Liabilities of any Crestline Lessee, Crestline Lessee Parent or Crestline Canadian Transferor (i) that are attributable solely to periods (or portions thereof) prior to December 28, 1998 or after the Effective Date or (ii) that are not known or discovered prior to the Adjustment Deadline, and do not involve liabilities for which Crestline is obligated to indemnify HMC TRS pursuant to Section 8.2; and

          (c)  any Residual Crestline Guarantee.

     8.4. Notice; Matters Involving Third Parties.

          (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on
                                            --------  -------
the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying
                                       --------  -------
Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further
                                                               -------- -------
that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

          (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with

Section 8.4(b) above, (i) the Indemnifying Party may consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party provided that the
                                                           -------- ----
judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

          (d) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in accordance with Section 8.4(b) above, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner he or it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (ii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

     8.5. Determination of Losses.

          The Parties shall make appropriate adjustments for tax consequences and insurance coverage and take into account the time cost of money in determining Losses for purposes of this Section 8.

9.   TAX MATTERS.

          The following provisions shall govern the allocation of responsibility as between HMC TRS and the Crestline Transferors for tax matters from and after the Effective Date:

     9.1. Tax Periods Ending on or Before the Effective Date.

          The Crestline U.S. Transferors shall prepare or cause to be prepared and file or cause to be filed all Tax Returns, if any, for the Crestline Lessee Parents and the Crestline Lessees for or with respect to all periods (or portions thereof) subsequent to December 28, 1998 and ending on or prior to the Effective Date which are filed after the Effective Date. At the request of HMC TRS, the Crestline Parties shall, prior to filing, consult in good faith with HMC TRS with regard to the preparation of each such Tax Return described in the preceding sentence and each Tax Return for such period for the Crestline Canadian Transferors. The Crestline Transferors shall pay all Taxes, if any, at the time that any related Tax Return is filed, and in any event, on or prior to the date such Taxes are due, including extensions (other than sales and use Taxes attributable to operations of the Hotels that are not known to exist at the time of Closing or are not discovered prior to the Adjustment Date). Crestline hereby guarantees payment of such Taxes.

     9.2. Tax Periods Beginning Before and Ending After the Effective Date.

          HMC TRS shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Crestline Lessee Parents and the Crestline Lessees for Tax periods which begin before the Effective Date and end after the Effective Date. HMC TRS shall pay all Taxes, if any, at the time that any related Tax Return is filed. The Crestline Transferors shall pay to HMC TRS within 14 days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Effective Date, determined in accordance with Section 9.6 hereof and paid in accordance the with provisions of
Section 9.7 hereof.

     9.3. Refunds and Tax Benefits.

          (a) Any refunds that are received by HMC TRS relating to the Hotels, the Crestline Lessee Parents or the Crestline Lessees, and any amounts credited toward Taxes to which HMC TRS, the Crestline Lessee Parents or the Crestline Lessees become entitled that arise from Taxes previously paid for which the Crestline Transferors have responsibility under any of Section 8.2(b), Section 8.2(d) or Section 9.1 shall be for the account of the Crestline Transferors, and HMC TRS shall pay, or cause to be paid, over to the Crestline Transferors any such refund or the amount of any such credit within 14 days after receipt, in accordance with Section 9.7 hereof.

          (b) The Crestline Transferors, on the one hand, and HMC TRS, on the other hand, shall bear their own expenses with respect to the determination and receipt of any Tax refund or Tax benefit under this Section 9.3. In the event any applicable taxing authority later seeks to recover or require the return of all or any portion of such a Tax refund, (a) the resulting proceedings shall be treated as an effort by the applicable taxing authorities to collect Taxes with respect to the taxable period to which the Tax refund relates, (b) any such recovery or return shall be treated as the payment of additional Taxes with respect to the applicable taxable period, and (c) the responsibility of the parties hereto shall be governed by the provisions of this Agreement that relate to Taxes for the applicable taxable period.

     9.4. Cooperation on Tax Matters.

          HMC TRS and the Crestline Transferors shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes payable pursuant to such Tax Return.
Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The HMC TRS Parties and the Crestline Parties shall (i) retain all books and records with respect to Tax matters pertinent to the Crestline Lessee Parents, the Crestline Lessees and the Crestline Canadian Transferors relating to any taxable period beginning before the Effective Date until the expiration of the statute of limitations (and, to the extent notified by any HMC TRS Party or any Crestline Party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other so requests, allow the other to take possession of such books and records in accordance with Section 6.6(b).

     9.5. Certain Taxes.

          All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest), if any, incurred in connection with the transfer of the equity interests of the Crestline Lessee Parents and the Canadian Hotel Lease Assets pursuant to Section 2.1(a) and
Section 2.1(b), respectively, shall be paid by HMC TRS. HMC TRS shall, at its own expense, file all necessary Tax Returns and other documentation, if any, with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Crestline Transferors shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

     9.6. Proration of Taxes for Period Including Effective Date.

          For purposes of this Section 9, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Effective Date, the portion of such Tax which relates to the portion of such taxable period ending on the Effective Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the

Effective Date and the denominator of which is the number of days in the entire taxable period, and (b) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Effective Date. Any credits relating to a taxable period that begins before and ends after the Effective Date shall be taken into account as though the relevant taxable period ended on the Effective Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior tax practices of the Crestline Lessee Parents, the Crestline Lessees and the Crestline Canadian Transferors.

     9.7. Method, Timing and Character of Payments Required by This Article 9.

               All payments made pursuant to this Agreement shall be made in immediately available funds. Except as otherwise provided herein, any payment not made within 14 days of when due shall thereafter bear interest at a rate of interest per annum that equals the prime rate, as reported in The Wall Street Journal for the period during which such interest accrues, plus 2.00%, from the date such payment was due until paid.

     9.8. Section 338(h)(10) Election With Respect to Purchase of the Stock of CCC CMBS Corporation.

          The Parties agree that the outstanding capital stock of CCC CMBS Corporation being acquired by HMC TRS pursuant to Section 7.4(f) hereof has no value, and that CCC CMBS Corporation has no Assets that have any value and no Liabilities. HMC TRS and the Crestline Transferors shall make an election pursuant to Section 338(h)(10) of the Code with respect to the acquisition by HMC TRS of the outstanding capital stock of CCC CMBS Corporation, shall jointly execute and file with the Internal Revenue Service the form required to effect such election (within the time period and in the manner set forth in the Treasury Regulations adopted under Section 338 of the Code), and shall report the consequences of such acquisition and election in their respective tax returns in a manner consistent with the agreement of the Parties that the outstanding capital stock of CCC CMBS Corporation being acquired by HMC TRS pursuant to Section 7.4(f) hereof has no value and that CCC CMBS Corporation has no Assets that have any value and no Liabilities.

     10.  TERMINATION.

          10.1.  Termination of Agreement.

                 This Agreement may be terminated as provided below:

            (a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) The HMC TRS Parties may terminate this Agreement by giving written notice to the Crestline Parties at any time prior to the Closing (i) in the event any of the Crestline Parties has breached any representation, warranty or covenant contained in this Agreement in any material respect, the HMC TRS Parties have notified the Crestline Parties of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or
(ii) if the Closing shall not have occurred on or before April 30, 2001, by reason of the failure of any condition precedent under Section 7.1 or Section
7.2 (unless the failure results primarily from HMC TRS breaching any representation, warranty or covenant contained in this Agreement); and

            (c) The Crestline Parties may terminate this Agreement by giving written notice to the HMC TRS Parties at any time prior to the Closing (i) in the event any HMC TRS Party has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Crestline Parties have notified the HMC TRS Parties of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or
(ii) if the Closing shall not have occurred on or before April 30, 2001, by reason of the failure of any condition precedent under Section 7.1 or 7.3 (unless the failure results primarily from any Crestline Party breaching any representation, warranty or covenant contained in this Agreement) (provided, however, that the failure of the condition precedent set forth in Section 7.3(c) to occur shall not serve as the basis for a termination hereunder if HMC TRS shall have provided to the Crestline Transferors the undertaking described in the last sentence of Section 7.3).

     10.2.  Specific Performance.

            Each of the Parties acknowledges that, in view of the uniqueness of the arrangements contemplated by this Agreement and the irreparable damage that the Parties would suffer in the event that any of the material provisions of this Agreement are not performed by each of the Parties (or their respective directors, officers, employees, financial advisors, legal advisors, accountants, agents or representatives, as the case may be) in accordance with their specific terms or are otherwise breached, that the Parties would not have an adequate remedy at law for money damages. Accordingly, the Parties shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, in the event of any breach of any of such provisions by the other party, in addition to all other remedies available at law or in equity.

     10.3.   Effect of Termination.

             If the HMC TRS Parties or the Crestline Parties terminate this Agreement pursuant to Section 10.1 above, all rights and obligations hereunder shall terminate without any Liability of the HMC TRS Parties or the Crestline Parties to the other (except for any Liability of the HMC TRS Parties or the Crestline Parties in breach); provided, however, that the confidentiality
                              --------  -------
provisions contained in Section 5.8 above shall survive termination.

11.  MISCELLANEOUS.

     11.1.   Press Releases and Public Announcements.

             The Parties shall mutually agree on the initial public announcement of the transactions contemplated herein, except that any Party shall be entitled to make any disclosure required by law after giving a reasonable period of time to the other Parties to review the content of such disclosure and provide comments thereon.

     11.2.   No Third-Party Beneficiaries.

             This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     11.3.   Entire Agreement.

             This Agreement (including the documents referred to herein or executed simultaneously herewith) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     11.4.   Succession and Assignment.

             This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder except as expressly permitted herein without the prior written approval of the HMC TRS Parties and the Crestline Parties; provided, however,
                                                           --------  -------
that HMC TRS may (i) assign any or all of its rights and interests hereunder to one or more Affiliates or, pursuant to Section 5.4(c), to the QI, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases HMC TRS nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     11.5.   Counterparts.

             This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.6.   Headings.

             The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7.   Notices.

             (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted hereunder shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with computer generated acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

             (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

             (c)    All such notices shall be addressed:

             If to any Crestline Party:

                    c/o Crestline Capital Corporation
                    6600 Rockledge Drive, Suite 600
                    Bethesda, Maryland  20817
                    Attn.:  Treasurer
                    Fax:  (240) 694-2286

                    Copy (which shall not constitute notice) to:

                    Crestline Capital Corporation
                    6600 Rockledge Drive, Suite 600
                    Bethesda, Maryland  20817
                    Attn.:  General Counsel
                    Fax:  (240) 694-2040

             If to any HMC TRS Party:

                    c/o HMT Lessee LLC
                    10400 Fernwood Road
                    Bethesda, Maryland  20817
                    Attn.:  Ed Walter, Treasurer
                    Fax:  (301) 380-6332

                    Copy (which shall not constitute notice) to:

                    HMT Lessee LLC
                    10400 Fernwood Road
                    Bethesda, Maryland  20817
                    Attn.:  General Counsel, Host Marriott Corporation
                    Fax:  (301) 380-3588

             (d) By notice given as herein provided, the Parties and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other Parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

     11.8.   Governing Law.

             This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

     11.9.   Amendments and Waivers.

             No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the HMC TRS Parties and the Crestline Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10.  Severability.

             Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     11.11.  Expenses.

             Except as set forth in Section 5.4(d) and Section 9.5, each of the Parties will bear its own costs and expenses (including legal fees, title insurance, surveying fees, engineering fees and other costs and expenses incurred in connection with due diligence and similar matters) incurred in connection with this Agreement and the transactions contemplated hereby. Crestline Parties agree that no Crestline Lessee Parent or Crestline Lessee has borne or will bear any of the Crestline Parties' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     11.12.  Construction.

             The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     11.13.  Crestline Guarantee

             Crestline hereby guarantees the prompt and punctual payment and performance by Crestline Transferors of all of their obligations hereunder in accordance with the terms hereof.

     11.14.  Host LP Guarantee.

             Host LP hereby guarantees the prompt and punctual payment and performance by HMC TRS of all of its obligations hereunder in accordance with the terms hereof.

     11.15.  Reorganization of Transaction.

             The Parties shall continue to jointly review in good faith the structure of the transactions contemplated hereby with the purpose of determining a means of consummating such transactions that would result in the elimination of required consents and approvals. Notwithstanding the foregoing, no amendment of any provision of this Agreement shall occur except in accordance with Section 11.9.

          IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.


                               CRESTLINE PARTIES
                               -----------------

                                   CRESTLINE CAPITAL CORPORATION

                                   By: /s/ Larry K. Harvey
                                       --------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Senior Vice President and Treasurer


                                   CCMH ATLANTA MARQUIS
                                   CORPORATION


                                   By: /s/ Larry K. Harvey
                                       --------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer


                                   CCMH SANTA CLARA CORPORATION


                                   By: /s/ Larry K. Harvey
                                       --------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer


                                   CCMH PROPERTIES II
                                   CORPORATION


                                   By: /s/ Larry K. Harvey
                                       --------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer

                                   CCMH DESERT SPRINGS
                                   CORPORATION


                                   By: /s/ Larry K. Harvey
                                       ---------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer


                                   SDM HOTEL CORPORATION


                                   By: /s/ Larry K. Harvey
                                       ---------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer


                                   CCHP I CORPORATION


                                   By: /s/ Larry K. Harvey
                                       ---------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer


                                   CCHP II CORPORATION


                                   By: /s/ Larry K. Harvey
                                       ---------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer


                                   CCHP III CORPORATION


                                   By: /s/ Larry K. Harvey
                                       ---------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer

                                   CCHP IV CORPORATION


                                   By: /s/ Larry K. Harvey
                                       ---------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer


                                   CCH MEADOWVALE CORPORATION


                                   By: /s/ Larry K. Harvey
                                       ---------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer


                                   CCMH TORONTO EC CORPORATION


                                   By: /s/ Larry K. Harvey
                                       ---------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer


                                   CCMH CALGARY CORPORATION


                                   By: /s/ Larry K. Harvey
                                       ---------------------------------------
                                   Name:  Larry K. Harvey
                                   Title: Vice President and Treasurer

                                HMC TRS PARTIES
                                ---------------

                                   HMT LESSEE LLC


                                   By: /s/ W. Edward Walter
                                       ---------------------------------------
                                   Name: W. Edward Walter
                                   Title: Vice President


                                   HOST MARRIOTT, L.P.


                                   By: /s/ W. Edward Walter
                                       ---------------------------------------
                                   Name: W. Edward Walter
                                   Title: Executive Vice President and Treasurer